UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Universal Biosensors, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Universal Biosensors, Inc.

ABN 51 121 559 993

1 Corporate Avenue

Rowville Victoria 3178

Australia

Telephone: +61 3 9213 9000

Facsimile:  +61 3 9213 9099

Email:        info@universalbiosensors.com

www.universalbiosensors.com

April 2, 2013

Dear Stockholder:

You are cordially invited to the Meeting of Stockholders of Universal Biosensors, Inc. (the “Company”, “we”, “our” or “UBI”), to be held at Level 12, 117 York Street, Sydney NSW 2000 Australia, on May 16, 2013 at 10:00 a.m. Australian Eastern Standard Time.

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Meeting and Proxy Statement. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012 is available at our website at www.universalbiosensors.com and has been previously distributed to you or is accompanying this Proxy Statement. We encourage you to read the annual report. It includes our audited financial statements and other important information about us.

If you are a CDI Holder, to ensure your representation, please sign, date and return the enclosed CDI Voting Instruction Form or give your instructions online using the instructions on your CDI Voting Instruction Form. If you are a stockholder, please sign, date and return the enclosed Proxy Card. We hope that you can attend the Meeting.

Thank you for your continued support of Universal Biosensors.

Yours sincerely,

/s/ Paul Wright
Mr. Paul Wright
Chief Executive Officer

UNIVERSAL BIOSENSORS, INC.

NOTICE OF MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2013

April 2, 2013

NOTICE IS HEREBY GIVEN that the 2013 Meeting of Stockholders (the “Meeting”) of Universal Biosensors, Inc. (ARBN 121 559 993) (the “Company”) will be held on May 16, 2013 at 10:00 a.m. Australian Eastern Standard Time at Level 12, 117 York Street, Sydney NSW 2000 Australia, for the following purposes:

1) To re-elect one member of the Board of Directors to hold office until the Meeting of Stockholders in 2016, or until his successor is duly elected and qualified;

2) To approve, on an advisory basis, the compensation of the Company’s named senior executives as disclosed in this Proxy Statement;

3) To authorize and approve the grant of the following securities to Mr. Paul Wright:

(a) 37,500 zero exercise price employee options to acquire shares of our common stock; and

(b) 917 restricted shares of our common stock; and

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE MEETING TO BE HELD ON MAY 16, 2013

Date and Time:	Thursday, May 16, 2013 at 10:00 a.m. Australian Eastern Standard Time

Place:	Level 12, 117 York Street, Sydney NSW 2000 Australia

Items of Business:

1) To re-elect one member of the Board of Directors to hold office until the Meeting of Stockholders in 2016, or until his successor is duly elected and qualified;

2) To approve, on an advisory basis, the compensation of the Company’s named senior executives as disclosed in this Proxy Statement; and

3) To authorize and approve the grant of the following securities to Mr. Paul Wright:

(a) 37,500 zero exercise price employee options to acquire shares of our common stock; and

(b) 917 restricted shares of our common stock; and

4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote “For” Proposals 1, 2 and 3.

Record Date:	The record date for the determination of (i) stockholders of record entitled to receive notice of and to vote at the Meeting and (ii) holders of CDIs of record entitled to receive notice of and to direct CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”) how to vote at the Meeting, or any adjournments or postponements thereof, is the close of business on March 18, 2013. A complete list of stockholders and CDI holders of record on the record date will be available at the Company’s executive offices located at 1 Corporate Avenue, Rowville VIC 3178 and at Level 12, 117 York Street, Sydney NSW 2000 Australia, for ten days before the Meeting.

Internet Availability of Documents:	You may access a copy of the proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 at www.universalbiosensors.com

These items are fully discussed in the following pages, which are made part of this notice.

Your Board of Directors recommends that you vote “FOR” the nominee for the Board, “FOR” the approval of the compensation for named senior executives of the Company and “FOR” the authorization and approval of the grant of securities to Mr. Paul Wright.

If you are a stockholder, you are encouraged to vote your shares by attending the meeting or by signing, dating and mailing your Proxy Card to the Company’s registrar in the enclosed envelope. If you are a CDI Holder, you are encouraged to vote your CDIs by signing, dating and mailing your CDI Voting Instruction Form to the Company’s registrar in the enclosed envelope. Instructions for voting are set forth on the CDI Voting Instruction Form. Alternatively, holders of CDIs can direct CDN how to vote online by following the instructions at www.boardroomlimited.com.au/vote/ubiagm2013.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul Wright
Paul Wright
Chief Executive Officer

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES/CDIs OR MANY.

This Proxy Statement is dated March [    ], 2013 and is being first mailed to stockholders and CDI Holders of UBI on or about April 2, 2013.

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS

To be held May 16, 2013

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2013

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy and CDI Voting Instruction Form is solicited by the Board of Directors of Universal Biosensors, Inc. (the “Company” or “UBI”) for use in voting at the meeting of stockholders (the “Meeting”) to be held on May 16, 2013 at 10:00 a.m. Australian Eastern Standard Time at Level 12, 117 York Street, Sydney NSW 2000 Australia, and any postponement or adjournment of that meeting. Directions to the Meeting can be obtained by calling +61 (2) 8115 9805 or +61 (3) 9213 9000. The purpose of the Meeting is to consider and vote upon the proposals outlined in this Proxy Statement and the attached notice. The Company’s telephone number is +61 3 9213 9000.

Record Date and Voting Securities

As of the close of business on February 15, 2013, there were in total 173,959,863 shares of common stock outstanding, par value US$0.0001 per share. 173,763,774 of our outstanding shares are held by CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”), a wholly-owned subsidiary of ASX Limited ACN 008 624 691, which operates the Australian Securities Exchange (“ASX”) and the balance is held by 85 of our employees. Securities of companies incorporated outside of Australia, such as UBI, are traded as CHESS Depositary Interests (“CDIs”) on the ASX. CDIs represent beneficial interests in the common stock held by CDN. CDIs are traded on the ASX. As of February 15, 2013, there were 173,763,774 CDIs on issue and available to be traded on ASX. As of February 15, 2013, there were 86 holders of shares (including CDN) and 1,563 holders of CDIs (“CDI Holders” or “Holders of CDIs”).

CDIs are exchangeable, at the option of the holder, into shares of our common stock at a ratio of 1:1. Holders of CDIs have the right to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares of common stock represented by their CDIs and to attend stockholders’ meetings of the Company. If CDN does not receive a duly executed CDI Voting Instruction Form from a CDI Holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of CDIs will be entitled to vote at the Meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder. Holders of CDIs who wish to direct CDN how to vote the underlying shares of common stock represented by their CDIs should complete and return the enclosed CDI Voting Instruction Form or submit their instructions online by following the instructions on the CDI Voting Instruction Form, which is being delivered with this Proxy Statement to each CDI Holder.

The record date is the close of business on March 18, 2013 (the “Record Date”). Only stockholders and CDI Holders of record on the books of the Company at the close of business on the Record Date are (1) with respect to stockholders, entitled to receive notice of and to vote at, and (2) with respect to CDI Holders entitled to receive notice of and to direct CDN how to vote at, the Meeting and any adjournments thereof. Under arrangements established between the Company and CDN in connection with the issuance of CDIs, the holders of CDIs at the close of business on the Record Date are entitled to notice of and to attend the Meeting and to direct CDN how to vote by completing a CDI Voting Instruction Form or by submitting their voting instructions online.

Voting and Solicitation

Each stockholder of record can vote at the Meeting by attending the Meeting in person and voting at the Meeting, or by completing and returning their properly dated and duly executed Proxy Card to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 16, 2013 in the manner set out below, but may alternatively deliver a completed Proxy Card to us at the Meeting.

Holders of CDIs who wish to direct CDN how to vote but who are not attending the Meeting must return their duly executed voting instructions, via the enclosed CDI Voting Instruction Form, to Boardroom Pty Limited

or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 16, 2013 in the manner set out below. If you are a CDI Holder and you wish to direct CDN to designate you or another person as proxy to vote the underlying shares of common stock represented by CDIs held by you and attend the Meeting in person, you are encouraged to return your properly dated and duly executed CDI Voting Instruction Form to Boardroom Pty or the Company in the manner set out below but may also deliver the completed CDI Voting Instruction Form to us at the Meeting. Alternatively, CDI Holders may submit their instructions online by visiting www.boardroomlimited.com.au/vote/ubiagm2013 by no later than 10:00 a.m. Australian Eastern Standard Time on May 16, 2013. To use the online facility you will need the secure access information set out on your CDI Voting Instruction Form.

By hand	Boardroom Pty Limited, Level 7, 207 Kent Street, Sydney NSW 2000, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178;

By post	Boardroom Pty Limited, GPO Box 3993, Sydney NSW 2001, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178, Australia;

By facsimile	Boardroom Pty Limited on +61 2 9290 9655; or Universal Biosensors, Inc. on +61 3 9213 9099.

At the Meeting, Proxy Holders and CDN may only vote the shares represented by all properly dated, executed and returned Proxy Cards (in the case of stockholders) and properly dated, executed and returned CDI Voting Instruction Form (in the case of CDI Holders) in accordance with the instructions of the respective stockholders and CDI Holders. Proxies cannot be voted for a greater number of persons than the number of nominees named. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), the shares will be voted “FOR” the nominee for the Board, “FOR” the approval, on an advisory basis, of the compensation for named senior executives of the Company and “FOR” the authorization and approval of the grant of securities to Paul Wright. In addition, if other matters come before the Meeting, the Proxy Holders and CDN will vote in accordance with their or its best judgment with respect to such matters. On all matters to be voted on, each share, and accordingly, each CDI, has one vote.

We are making this proxy solicitation by and on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited personally or by telephone, electronic mail or facsimile by the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with solicitation.

Quorum; Required Vote

A quorum is required for the transaction of business during the Meeting. A quorum is present when the holders of one-third of the common stock issued and outstanding and entitled to vote at a meeting, are present in person or represented by proxy. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), the shares will be treated as being present at the Meeting for purposes of establishing a quorum. Broker non-votes discussed below are not considered entitled to vote on matters that are not considered routine.

The candidate for election as a director at the Meeting who receives the highest number of affirmative votes present or represented by proxy and entitled to vote at the Meeting will be elected. The affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting will constitute approval of the compensation for named senior executives of the Company. This vote is advisory only and is therefore not binding on the Company. The affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting will constitute approval to issue the specified securities to Mr. Paul Wright. The approval of the grant of securities to Mr. Wright is not required under applicable U.S. law but is required under the ASX Listing Rules.

Abstentions will not be counted with respect to the election of a director but will have the effect of negative votes with respect to the advisory vote on the compensation for named senior executives and the approval of the grant of securities to Mr. Paul Wright.

A broker “non-vote” occurs when your broker (if applicable) submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received specific voting instructions from you. If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine,” the broker may vote your shares in its discretion. For other proposals, including the proposals in relation to the re-election of a director, the compensation of named senior executives and the grant of securities to Mr. Paul Wright, brokers that are members of an exchange registered as a national exchange under the U.S. Securities Exchange Act of 1934, as amended (“Securities Exchange Act”) may not vote your shares without your instructions.

Revocability of Proxies

If you are a stockholder entitled to vote or a CDI Holder and you have submitted a Proxy Card or CDI Voting Instruction Form (as applicable), you may revoke your Proxy Card or CDI Voting Instruction Form at any time before the Meeting by delivering a written revocation to the Company Secretary of the Company or by delivering a duly executed Proxy Card or CDI Voting Instruction Form bearing a later date.

PROPOSAL ONE — ELECTION OF A DIRECTOR

Our Board of Directors has been structured as a ‘staggered Board’ comprising three classes of directors with members in each class of directors serving for staggered three-year terms or until his or her successor is duly elected or until his or her earlier death, resignation or removal. The Board of Directors currently consists of two Class I directors (currently Mr. Andrew Denver and Mr. Andrew Jane), whose term will expire at the meeting of stockholders to be held in 2015, three Class II directors (currently Mr. Denis Hanley, Dr. Elizabeth (Jane) Wilson, and Mr. Paul Wright), whose term will expire at the meeting of stockholders to be held in 2014, and two Class III directors (currently Mr. Marshall Heinberg and Dr. Colin Adam), whose term will expire at this year’s Meeting of stockholders.

One (1) director nominee, Mr. Marshall Heinberg, is seeking to be re-elected at the Meeting to hold office until the meeting of stockholders in 2016, or until his successor is duly elected and qualified. Mr. Marshall Heinberg is presently a director whose term will expire at the Meeting. Dr. Colin Adam, whose term will also expire at the Meeting, is not seeking re-election at the Meeting. If re-elected, Mr. Marshall Heinberg will, unless he resigns, dies or is removed earlier, hold office until the meeting of stockholders in 2016, and until his successor is duly elected and qualified.

For details of the qualifications, skills and experience of Mr. Marshall Heinberg, refer to the section below titled “Management of the Company — Board of Directors”. The nominee is willing to be elected and to serve for the three-year term. Management expects that the nominee will be available for election, but if the nominee is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee or nominees to be designated by the Board of Directors to fill any such vacancy. See also “Management of the Company.”

The Board of Directors unanimously recommends that you vote FOR the election of the nominated director. Proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), “FOR” this proposal. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. The election of a director requires the affirmative vote of a plurality of the shares of Common Stock present and voting at the Meeting.

PROPOSAL TWO — ADVISORY VOTE ON THE COMPENSATION OF SENIOR EXECUTIVES

The Company is providing stockholders with the opportunity to cast an advisory vote on the executive compensation programs and policies and the compensation paid to the senior executive officers named in this Proxy Statement. This proposal is known as a “say-on-pay vote” and is required pursuant to Section 14A of the Securities Exchange Act. Details of our compensation for our senior executives is set out under the headings “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Summary Compensation Table”, “Grants of Plan-Based Awards During 2012” and “Narrative disclosure to summary compensation table and grants” of this Proxy Statement. These disclosures are intended to comply with Item 402 of United States Regulation S-K. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. The vote is advisory and is not binding on the Company. However, the Remuneration and Nomination Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Details of how the Remuneration and Nomination Committee has considered the results of the advisory vote will be included in the Compensation Discussion and Analysis sections of future proxy statements.

We will seek an advisory vote in relation to compensation every year, which we believe will be the most effective means for conducting and responding to such an advisory vote.

The Board of Directors unanimously recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation for the Company’s senior executives as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure required pursuant to Item 402 of Regulation S-K contained in this Proxy Statement. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), “FOR” this proposal. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. In order to be adopted as an advisory vote, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

PROPOSAL THREE — GRANT OF SECURITIES

The grant of securities to directors under our incentive schemes requires the approval of shareholders under ASX Listing Rule 10.14. In accordance with ASX Listing Rule 10.14, the Company is seeking the approval of the grant of the following securities to Mr. Paul Wright, the Company’s Chief Executive Officer and Executive Director:

•	37,500 zero exercise price employee options to acquire shares of our common stock (“ZEPOs”); and

•	917 restricted fully paid shares of our common stock (“Restricted Shares”).

Proposal 3(a)

Following annual reviews of senior executive performance, on November 13, 2012, our Board approved the grant of 37,500 ZEPOs to our Chief Executive Officer, Mr. Paul Wright, subject to the receipt of stockholder approval. The ZEPOs were approved to be granted to Mr. Paul Wright at the same time as the Company granted ZEPOs to our other senior executives. The ZEPOs would be granted pursuant to the terms and conditions of our employee option plan (the “Employee Option Plan”). The ZEPOs are proposed to be granted for no cash consideration and with a zero exercise price. The proposed options would vest in three equal tranches over three years with the first tranche vesting on December 31, 2013, the second tranche vesting on December 31, 2014 and the third tranche vesting on December 31, 2015.

In accordance with the Employee Option Plan, if a formal takeover offer is made for the Company, all options which have not yet vested will automatically vest. When exercisable, each ZEPO would entitle Mr. Wright to subscribe for one fully paid share of our common stock. Each share issued on exercise of a ZEPO will have the same terms, conditions and entitlements as all of the other shares of our common stock then on issue. While Mr. Wright is an executive of the Company, shares issued on exercise of the 37,500 ZEPOs approved to be granted on May 16, 2013 are not able to be traded for a period up to four years from the Board of Directors grant approval date following which the shares may not be traded without the approval of the Board of Directors (or its delegate), which approval may be granted or withheld at its sole discretion. The shares become immediately tradable if Mr. Wright ceases to be an employee of the Company and its associated group of companies.

Proposal 3(b)

On November 13, 2012, our Board approved the grant of 917 Restricted Shares to Mr. Paul Wright pursuant to the terms of our employee share plan (the “Employee Share Plan”), subject to the receipt of stockholder approval. The Restricted Shares were approved to be granted to Mr. Paul Wright at the same time as the Company granted Restricted Shares to all our other eligible employees. No consideration is payable in connection with the issue of Restricted Shares. The Restricted Shares have the same terms, conditions and entitlements (including par value) as our existing shares of common stock but are not able to be traded until the earlier of the following:

•	three years from the date on which the Restricted Shares are issued; or

•	the date the CEO ceases to be an employee of the Company or any of its associated group of companies.

The Company intends to issue Restricted Shares to all eligible employees on a recurring basis. The Company proposes to use Restricted Shares as a key tool on aligning the interests of all employees with the Company through equity ownership.

The ZEPOs and Restricted Shares would be granted to the Chief Executive Officer as soon as practicable after the Meeting and in any event no later than 12 months from the date of the Meeting. The Company will not provide any loans or other financial assistance in connection with the grant or exercise of the ZEPOs or Restricted Shares to Mr. Paul Wright. Our Board of Directors has resolved that our non-executive directors currently comprising Messrs Hanley, Denver, Heinberg, Jane and Drs. Adam and Wilson, will not receive ZEPOs, Employee Options or Restricted Shares and therefore are currently ineligible to participate under the Employee Option Plan or the Employee Share Plan. No director, other than Mr. Paul Wright, is eligible to participate in the Employee Option Plan or Employee Share Plan. The last approval for the grant of securities to a director was at the 2011 general meeting at which time stockholders approved the grant of 2.3 million employee options with a nil grant price and an exercise price of $1.38 to Mr. Paul Wright which were issued on 13 May 2011.

Further information about our remuneration framework for senior executive officers, including the use of ZEPOs, is set out in the remuneration report contained in this Proxy Statement. Our Board of Directors considers ZEPOs and Employee Options a reward for past performance and a key tool in retaining and incentivizing senior executives. The Company intends to grant ZEPOs to senior executives of the Company on a recurring basis.

The Board of Directors unanimously recommends that you vote FOR the proposals to approve the grant of securities to Paul Wright. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form (in the case of CDI Holders), “FOR” this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

MANAGEMENT OF THE COMPANY

The following table sets out the name, age and position of our directors, executive officers and certain significant employees at February 15, 2013:

Name	Age	Position	Served Since
Andrew Denver	64	Director	2002
		Chairman of the Board of Directors	2005
Paul Wright	48	Chief Executive Officer and Director	2011
Salesh Balak	44	Chief Financial Officer	2006
Garry Chambers	49	Vice President, Operations	2002
Alastair Hodges, Ph.D.	53	Chief Scientist	2002
Adrian Oates, Ph.D.	51	Vice President, Quality and Regulatory	2007
Frederick (Fred) Davis, Ph.D.	50	Vice President, Business Development	2011
Colin Adam, Ph.D.	69	Non-executive Director	2006
Denis Hanley	65	Non-executive Director	2001
Marshall Heinberg	55	Non-executive Director	2010
Andrew Jane	51	Non-executive Director	2006
Jane Wilson	54	Non-executive Director	2006

As described on Form 8-K filed with the Securities and Exchange Commission on September 15, 2010, Mr. Andrew Denver was appointed as interim Chief Executive Officer of the Company on September 9, 2010. Up until May 31, 2011, Mr. Denver continued to act as interim Chief Executive Officer of the Company for a transitional period following Mr. Paul Wright’s appointment as Chief Executive Officer of the Company on March 1, 2011. Since June 1, 2011, Mr. Denver continued as non-executive Chairman of the Company. Our Certificate of Incorporation provides our Board of Directors shall consist of not less than three or more than nine members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Our Board of Directors has resolved that there be not less than three or more than seven Directors. Dr. Adam, whose term will expire at the Meeting, is not seeking re-election at the Meeting and no-one has been nominated to fill the vacancy arising as a result of his retirement. The Board of Directors considers that the size and composition of the Board after the Meeting is appropriate. However, the Remuneration and Nomination Committee will continue to assess the requirements for our Board.

Board of Directors

Mr. Andrew Denver BSc. (Hons.), M.B.A., F.A.I.C.D.

Mr. Denver has extensive expertise that is relevant to the Company, including in assisting the commercialization of several technology companies. Mr. Denver has a wide ranging knowledge of the life sciences industry of which our Company is a part, risk assessment, financial reporting experience and general management, which are important in the success of our business. Mr. Denver has served as the interim Chief Executive Officer of the Company from September 2010 to May 2011, a director of the Company since December 2002 and as Chairman since September 2005. Mr. Denver has been a member of the Remuneration and Nomination Committee since January 2008 and was a member of the Audit & Compliance Committee from 2006 to January 2008 and from January 2010 to July 2010. Mr. Denver has served as a director of Universal Biosensors Pty Ltd since December 31, 2002. Mr. Denver’s term of appointment as a director of the Company ends on the date of our 2015 Meeting of stockholders. Between 2002 and 2005, Mr. Denver was President of Pall Asia, a subsidiary of Pall Corporation after the acquisition by Pall Corporation of US Filter’s Filtration and Separations business, where he was also President. Pall Corporation is a technology based filtration, separation and purification multinational company. Mr. Denver is a director and founder of PFM Cornerstone Ltd and The Principals Funds Management Pty Ltd, companies which help Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Mr. Denver is a non-executive director of Vaxxas, Inc., SpeeDx Pty Ltd and Cochlear Ltd, all of which are life sciences companies, and until

September 2010 and October 2008, was also a non-executive director of CathRx Ltd and Anzon Australia Ltd, respectively. Mr. Denver graduated from the University of Manchester with a Bachelor of Science Degree (Honors) in Chemistry and achieved a distinction in his M.B.A. at the Harvard Business School and is a Fellow of the Australian Institute of Company Directors.

Mr. Paul Wright M.A., F.A.I.C.D.

Mr. Wright was appointed as Chief Executive Officer and a director of the Company on February 24, 2011 with an effective start date of March 1, 2011. Mr. Wright has experience as Chief Executive Officer with two global technology companies and extensive experience in international management consulting and commercial development with a focus on manufacturing industries. Mr. Wrights’s term of appointment as a director of the Company ends on the date of our 2014 Meeting of stockholders. Between 2008 and 2011, Paul Wright acted as a company director for two Australian private companies (Metallic Waste Solutions Pty Ltd and Comcater Pty Ltd). During 2006 and 2007, Mr. Wright was Chief Executive Officer of Vision BioSystems, a major subsidiary of Vision Systems Limited, which develops, manufactures and markets diagnostic instruments and consumables worldwide. Following the acquisition of Vision Systems Limited by Danaher Corporation in 2006, Mr. Wright worked for Danaher Corporation to assist with the integration of Vision Systems into the new parent until 2007. From 1999 to 2006, Mr. Wright was Chief Executive Officer of Invetech, a leading international product development consultancy. Prior to this, Mr. Wright gained extensive experience in international strategy consulting and commercial development, with a focus on manufacturing industries including roles at TNT Logistics and Bain & Company. Mr. Wright holds a Masters degree in Aeronautical Engineering from the University of Cambridge, a Diploma in Production Methods & Management from the University of Cambridge and has studied Corporate Finance at the London Business School. Mr. Wright is a Fellow of the Australian Institute of Company Directors.

Dr. Colin Adam B.E. (Met.), Ph.D.

Dr. Adam has extensive knowledge which is relevant to our Company of the life sciences industry and biomedical and general scientific research and development generally. Dr. Adam also has extensive project management experience in commercialization of technologies, such as ours, with global potential. Dr. Adam has been a non-executive director since December 2006 and was a director of Universal Biosensors Pty Ltd between July 2002 and December 2006. Dr. Colin Adam, whose term will expire at the Meeting, is not seeking re-election at the Meeting. Dr. Adam has been a member of the Audit & Compliance Committee since July 2010 and between 2006 and November 2010 was a member of the Remuneration and Nomination Committee. In 2000, Dr. Adam was the Acting Chief Executive of the Commonwealth Scientific and Industrial Research Organization (“CSIRO”), the peak Australian Government body with a mission for technological development and industrial research and development, which includes significant research and development in the life sciences industry of which we are a part. Between 1996 to 1999, Dr. Adam was Deputy Chief Executive directly responsible for all the CSIRO’s commercial activity, including the start-up of several spin-off companies from the organization’s extensive research portfolio. Prior to working with the CSIRO, Dr. Adam’s career has included executive positions within the US aerospace industry for Pratt & Whitney Aircraft in Florida and Allied Corporation in New Jersey. Dr. Adam has served as a member of the Australian Government’s Industry Research and Development Board, the Australian Prime Minister’s Science Engineering and Innovation Council and the Victorian Premier’s Science, Engineering and Technology Taskforce. Dr. Adam is a director and founder of PFM Cornerstone Ltd and The Principals Funds Management Pty Ltd, companies which help Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Dr. Adam was appointed as a director of CathRx Ltd, a life sciences company, in September 2010. Until January 2010, August 2005 and September 2006, Dr. Adam served on the Boards of Ausmelt Limited, Ceramic Fuel Cells Ltd and Tele-IP Ltd, respectively, the latter in the capacity of its non-executive Chairman. Dr. Adam has a Bachelor of Metallurgical Engineering Degree and a Ph.D. in Metallurgy from the University of Queensland.

Mr. Denis Hanley A.M., M.B.A., F.C.P.A., F.A.I.C.D.

Mr. Hanley has been a successful angel investor, assisting the commercialization of several Australian technologies. Mr. Hanley has extensive knowledge relevant to our Company, including of the life sciences industry of which our Company is a part, risk assessment, financial reporting experience and general management. Mr. Hanley has served as a non-executive director since September, 2001 and is a member of the Audit & Compliance Committee. Mr. Hanley’s term of appointment as a director of the Company ends on the date of our 2014 Meeting of stockholders. Mr. Hanley is a qualified accountant and company director with more than 35 years’ experience in the management of technology-based growth businesses, such as our Company. Mr. Hanley has significant experience in developing and commercializing new technology based Australian corporations to become successful global entities. His experience includes 14 years as chief executive officer of Memtec Limited, growing the start-up company to become an international force in filtration and separations technology, listed on the New York Stock Exchange. Prior to this, Mr. Hanley spent more than a decade at global medical company Baxter Healthcare, both in the U.S. and also as Australian Managing Director. Mr. Hanley has served on the Australian Industry Research and Development Board and various technology councils and roundtables. Denis Hanley is a director and founder of PFM Cornerstone Ltd, a company which helps Australian technology businesses, which are predominately in the life sciences industry, commercialize their technologies. Mr. Hanley is currently non-executive Chairman of CathRx Ltd, a life sciences company, and until April 2012 was non-executive Chairman of Pharmaxis Ltd. Mr. Hanley also served on the Board of Lochard Ltd until October 2007. Mr. Hanley holds an M.B.A. with High Distinction from Harvard Graduate School of Business, where he was named a Baker Scholar.

Mr. Marshall Heinberg B.S. (Hons), J.D.

Mr. Heinberg has extensive experience relevant to our Company and insight into the global capital markets, and has worked with several life science and technology companies. Mr. Heinberg was appointed a non-executive director of the Company in January 2010 and has served as a member of the Remuneration and Nomination Committee since November 2010. Mr. Heinberg is seeking reappointment at the Meeting as a Class III director for a term of three years. Mr. Heinberg served as Head of the Investment Banking Department of Oppenheimer & Co. Inc. from January 2008 through June 2012. Mr. Heinberg began his investment banking career in 1987 as an Associate in the Corporate Finance Division of Oppenheimer & Company, which was acquired by the Canadian Imperial Bank of Commerce (CIBC) in 1997. Mr. Heinberg held several senior roles at CIBC World Markets including serving as a member of the U.S. Management Committee, the Deals Committee which approved U.S. corporate finance debt capital decisions and the Investment Committee which approved private equity and fund investments. Mr. Heinberg also served as a member of the Equity Transaction Committee and Financial Advisory Transaction Committee. Over the course of his career, Mr. Heinberg has held responsibility for various industry sectors including environmental, industrial growth, technology and telecommunications. His transaction experience includes public and private debt and equity financings, as well as numerous exclusive sale and strategic advisory assignments. Mr. Heinberg was named Head of CIBC’s U.S. Investment Banking Department in 2001. Upon the acquisition of CIBC’s U.S. wholesale business in 2008, Mr. Heinberg was named head of Oppenheimer’s Investment Banking Department. Mr. Heinberg is the founder and principal of MAH Associates, LLC which provides strategic advisory and consulting services. Mr. Heinberg has also served as a director of National Financial Partners Corp., a business that provides advisory and brokerage services to corporate and high net worth individual clients in the United States and Canada, since May 2012. Mr. Heinberg was also a non-executive director of Image Entertainment, Inc., a leading independent licensee and distributor of entertainment programming in North America, until the Company was acquired in October 2012. Mr. Heinberg has extensive experience working with both leading growth companies as well as financial sponsors. Prior to joining Oppenheimer, Mr. Heinberg practiced corporate law for approximately four years. Mr. Heinberg graduated from the University of Pennsylvania, the Wharton School with honors, with a degree in economics. He received his law degree from Fordham Law School.

Mr. Andrew Jane BSc. (Hons.), MSc.

Mr. Jane has extensive experience relevant to our Company, including in biomedical research and development project management, marketing and business development. Mr. Jane’s primary expertise is in the commercialization and globalization of technology based products, such as those products being developed by us. Mr. Jane has served as a non-executive director since August 2006 and is Chairman of the Remuneration and Nomination Committee. Andrew Jane was a director of Universal Biosensors Pty Ltd between August 15, 2006 and December 6, 2006. Mr. Jane’s term of appointment as a director of the Company ends on the date of our 2015 Meeting of stockholders. In December 2012, Mr. Jane founded and was appointed managing director of an Australian fund manager called Talu Ventures Pty Ltd. Between August 2006 and December 2012, Mr Jane was a Partner of CM Capital Pty Ltd. Prior to this, Mr. Jane worked for Lake Technology, an audio technology company, as Director of Business Development and Licensing. During his four years there, he worked closely with Lake Technology’s strategic partner, Dolby Laboratories, an audio technology company in San Francisco, and was responsible for a significant number of global licensing deals. Prior to his employment at Lake Technology, Mr. Jane held R&D management positions of increasing responsibility at AGEN Biomedical and the CSIRO. Mr. Jane is currently a director of a number of life sciences companies including Advent Pharmaceuticals Pty Ltd, Altiris Therapeutics, Inc., Piedmont Pharmaceuticals, Inc., Piedmont Pharmaceuticals Pty Ltd, SpeeDx Pty Ltd, and Osprey Medical, Inc. Mr. Jane received his Master of Science in Instrumentation from the University of Manchester Institute of Science and Technology and holds a Bachelor of Science (Honors) in Physics from St Andrews University in Scotland.

Dr. Jane Wilson M.B.B.S., M.B.A., F.A.I.C.D.

Dr. Wilson is a professional company director with extensive experience relevant to our Company in medicine and finance, with a special interest in the commercialization of research in the biotechnology sector. Dr. Wilson has served as a non-executive director since December 2006. Dr. Wilson is Chairman of the Audit & Compliance Committee and until January 2008 was a member of the Remuneration and Nomination Committee. Dr. Wilson’s term of appointment as a director of the Company ends on the date of our 2014 Meeting of stockholders. Dr. Wilson is the Finance Director of the Winston Churchill Memorial Trust and was the inaugural Chair of Horticulture Australia Ltd from 2000 to 2004. She is involved in a number of charitable and cultural organizations and has also served on the Queensland Government Biotechnology Taskforce and from 2003 until 2012 was a non-executive director of IMBcom Limited and prior to 2007 was a non-executive director on the boards of Energex Ltd, WorkCover Queensland, AGEN Biomedical Limited and Protagonist Ltd. Dr. Wilson was an inaugural member of the Queensland Premier’s Smart State Council and is a member of the University of Queensland Senate. She has an M.B.A. from the Harvard Business School where she studied agribusiness and the health sector. Dr. Wilson is the Past President of the Australian Institute of Company Directors — Queensland Division, as well as a director of Sonic Healthcare Ltd and CathRx Ltd.

Executive Officers

Mr. Salesh Balak B.A., C.A.

Mr. Balak has served as our Chief Financial Officer since November 2006 and as a director of Universal Biosensors Pty Ltd since September 2010. Prior to joining Universal Biosensors, he was chief financial officer and company secretary of Pearl Healthcare Limited, an ASX listed entity engaged in the manufacturing and healthcare sector. Mr. Balak joined Pearl Healthcare Limited in April 2003 initially as its Group Accounting Manager and was promoted to Chief Financial Officer in June 2004. While at Pearl Healthcare Limited, Mr. Balak was instrumental in the successful acquisition of four businesses and integration of its existing businesses. Prior to joining Pearl Healthcare Limited, Mr. Balak spent 13 years in the Business Services, Audit and Financial Advisory Services divisions of KPMG in both the Melbourne and Fiji offices. He holds a Bachelor of Arts in accounting and economics and is a member of the Institute of Chartered Accountants and Certified Practicing Accountants.

Mr. Garry Chambers

Mr. Chambers has served as our Head of Engineering since April 2002 and as Vice President of Operations since September 1, 2006. Prior to joining Universal Biosensors Pty Ltd, Mr. Chambers was a senior engineer with MediSense (UK), one of the first biotechnology companies to produce mass market biosensors. In 1991, Mr. Chambers relocated to Australia to join Memtec Limited, a company involved in the operation, design and installation, filtration and separation of products for water supply and waste water recycling plants, to work on sensor technologies. From 1999 to 2001, he was part of a core team based in the United States that developed the glucose sensor technology.

Dr. Alastair Hodges BSc. (Hons.), Ph.D.

Dr. Hodges has been working in the field of electrochemical sensors for the last 18 years and has served as our Chief Scientist since April 2002. Dr. Hodges has a BSc. (Hons.) in chemistry and gained a Ph.D. in electrochemistry from the University of Melbourne in 1987. Dr. Hodges worked as a research scientist, then senior and principle research scientist in the Defense Science and Technology Organization and the CSIRO in the fields of electrochemistry and transport processes, particularly involving membranes, until 1995, when he joined Memtec Limited to work on sensor technologies. Memtec was involved in the operation, design, and installation of filtration and separation products for water supply and waste water recycling plants. From 1999 to 2001 Dr. Hodges led a team that worked in the US on the development of glucose sensor technology.

Dr. Adrian Oates BSc, MSc (Preliminary), Ph.D.

Dr. Oates joined us in September 2007 as Vice President, Quality & Regulatory having spent over 20 years in the device, biological and pharmaceutical health care industries. His early career was as a research scientist and manager as well as head of project management at CSL Limited where a number of intravenous protein based replacement products were developed and commercialized. In 2000, he was appointed as Quality Director to oversee the implementation of the new Good Manufacturing Practices Code. He moved in 2004 to Cochlear Limited as Vice President, Quality & Regulatory where he was involved in the worldwide registration, accreditation and launch of a new sterile implantable medical device lead. After this, Dr. Oates returned to CSL Limited as Quality Director where successful FDA accreditation for Influenza vaccine was obtained. He holds a BSc (Biochemistry/Microbiology), a Master of Science (Preliminary) and a Doctor of Philosophy (Medicine) from Monash University.

Dr. Fred Davis BEng, PhD, GAICD.

Dr. Davis joined us as Vice President, Business Development in November 2011. His experience includes 20 years leading the development of diagnostic instruments and first-of-kind devices with Invetech. Invetech is a global innovator in instrument and new product development, custom automation and contract manufacturing. As Managing Director for Invetech between 2006 and 2011 and Director of Instrument Development (2000-2006), Dr. Davis led an international business development team; driving strong international business growth and building long term partnerships with leaders in diagnostics and life sciences.

Dr. Davis holds a PhD in Mechanical Engineering from Bristol University, a Bachelor of Mechanical Engineering (Hons.1st) from Auckland University, a Graduate Certificate of Executive Business Administration from Mt. Eliza, and a Graduate Certificate of Technology Management from APESMA. He is a Graduate of the Australian Institute of Company Directors.

See also “Management of the Company” and “Management of the Company — Board of Directors.”

Involvement in Certain Legal Proceedings

There are no legal, governmental or arbitration proceedings pending against us or Universal Biosensors Pty Ltd, which may have a material effect on our business.

Corporate Governance

We are not listed on a U.S. securities exchange and, therefore, not subject to the corporate governance requirements of any such U.S. exchange, including those relating to independence of directors. For purposes of determining whether our directors are independent under applicable rules and regulations promulgated by the Securities and Exchange Commission, we have chosen to use the definition of “independence” established by the Nasdaq Stock Market under its Marketplace Rules, as permitted by such rules and regulations.

We have determined that with the exception of Mr. Wright, all the current directors and nominees are independent as defined under the Marketplace Rules of the Nasdaq Stock Market.

We have determined that Mr. Wright is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market because he is the Chief Executive Officer of the Company. From September 2010 to May

2011, our Chairman, Mr. Denver served as interim Chief Executive Officer of the Company. We did not consider Mr Denver to be independent while he acted as our interim Chief Executive Officer, however, notwithstanding that he held this position, our Board has determined that he is now independent.

The ASX also provides guidelines for determination of whether a director should be considered independent for purpose of the ASX Listing Rules. Under these guidelines the holding of a substantial interest in the Company’s shares is considered a matter which may affect independence. Each of Messrs. Hanley, Denver and Dr. Adam are directors of companies which hold a substantial interest in the Company’s securities and therefore may not be considered independent for the purposes of the ASX guidelines. Until December 2012, Mr. Jane was a Partner of CM Capital Investments Pty Ltd which holds a substantial interest in the Company’s securities. Mr. Jane is now managing director of Talu Ventures Pty Ltd which provides services to CM Capital Investments Pty Ltd. Mr. Jane remains a member of CM Capital Investments Pty Ltd’s investment committee for the CM Capital Venture Trust No. 3 and CM Capital 3A, which have a substantial beneficial interest in the Company’s securities. As a result, Mr. Jane may not be considered independent for the purposes of ASX Guidelines.

Board Leadership Structure

The position of Chairman of the Board of Directors and Chief Executive Officer is held by two separate officers within our Company. From September 2010 to May 2011, our Chairman, Mr. Andrew Denver served as interim Chief Executive Officer of the Company. It is the intention of our Board of Directors that the position of Chairman of the Board of Directors and Chief Executive Officer will be held by two separate officers of the Company. The Company does not have a lead independent director. Our Board of Directors believes the Company’s leadership structure is appropriate as having the position of Chairman and Chief Executive Officer held by two separate officers within our Company is indicative of stronger governance and reinforces the Company’s sound framework of internal control. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman of the Board and the Chief Executive Officer, based upon the needs of the Company from time to time to provide effective oversight of management.

Risk Management

Oversight of the Risk Management System

The Board oversees the establishment, implementation and annual review of the Company’s risk management. The Chief Executive Officer and the Chief Financial Officer have declared in writing to the Audit & Compliance Committee that the controls and procedures have been assessed and found to be operating effectively. The operational and other compliance risk management processes have also been assessed and found to be operating effectively.

Whilst management provides reports to the Board on the status of the risk management system, which is aimed at ensuring risks are identified, assessed and appropriately managed, in some instances the Audit & Compliance Committee also reports to the Board on this matter.

Risk Management Compliance and Control

The Board is responsible for the overall internal control framework, but recognizes that no cost-effective internal control system will preclude all errors and irregularities. To assist in discharging this responsibility, the Board has developed an internal control framework as summarized below:

(a) Internal audits — the Company’s internal auditor reports to the Audit & Compliance Committee at least once per quarter on internal controls over financial reporting matters. On an annual basis, the Company gets audited on its Quality Management System, ISO 13485:2003, an international standard covering the global medical device sector. This certification covers the “design and development, production and distribution of blood glucose measuring systems and other in vitro diagnostic devices”.

(b) Financial reporting — there is a comprehensive budgeting system with an annual budget approved by the Board. Monthly actual results are reported against budget and major variances, if any, must be explained.

(c) Continuous disclosure — the Company has policies in place to ensure the Company complies with the continuous disclosure and other applicable requirements of the ASX Listing Rules.

The Chief Executive Officer and the Chief Financial Officer have stated in writing to the Audit & Compliance Committee that the Company’s financial reports are founded on a sound system of risk management and internal compliance and control which implements the policies adopted by the Board.

Assessment of Effectiveness of Risk Management

The internal auditor assists the Board in ensuring compliance with the internal controls and risk management program over financial reporting by regularly reviewing the effectiveness of the compliance and control systems. The Audit & Compliance Committee is responsible for approving the scope of work to be performed on a regular basis.

Internal Control and Sarbanes Oxley

Pursuant to section 404 of the Sarbanes-Oxley Act of 2002, we are required to evaluate the effectiveness of internal controls over financial reporting as of the end of each fiscal year. As part of our compliance efforts relative to section 404, we have fully implemented the controls over financial reporting. We have adopted the internal control framework set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in completing the assessment. The Audit & Compliance Committee has monitored, and will continue to monitor, the Company’s response to rules pursuant to section 404 of the Act.

Board Committees

Our Board of Directors met on twelve occasions during the year ended December 31, 2012 and acted by written consent on five occasions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. There are two committees of the Board: the Audit and Compliance Committee and the Remuneration and Nomination Committee.

Members of our Board of Directors are encouraged to attend the Meeting of Stockholders if they are available. All the current members of our Board of Directors attended the Meeting of Stockholders held in 2012, with Mr Heinberg attending by phone.

Audit and Compliance Committee

The Company has a separately designated standing audit and compliance committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The current members of the Audit and Compliance Committee are Mr. Colin Adam, Mr. Denis Hanley and Dr. Jane Wilson (chairman). Upon his retirement at the Meeting, Dr. Adam will cease to be a member of the Audit and Compliance Committee and will be replaced by Mr. Andrew Denver. The Audit and Compliance Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The Board has determined that Mr. Hanley and Drs. Adam and Wilson (and Mr. Denver when he joins the Audit and Compliance Committee) meet the criteria for being independent directors under the Marketplace Rules of the Nasdaq Stock Market. However, Messrs Hanley, Denver and Dr. Adam are directors of companies which hold a substantial interest in the Company’s securities and therefore may not be considered independent for the purposes of the ASX Guidelines. Although the Company has determined that Mr. Denver is an independent director under the Nasdaq Stock Market rules, the Nasdaq Stock Market rules also include certain other requirements for service on the Audit and Compliance Committee which Mr. Denver does not meet. Specifically, Mr. Denver would be ineligible to serve on the Audit and Compliance Committee if the Company was listed on a Nasdaq exchange because within the past three years, he assisted with the preparation of financial statements of the Company in his capacity as interim Chief Executive Officer. However, as noted elsewhere herein, the Company is not required to comply with Nasdaq Stock Market rules since it is not a Nasdaq Stock Market listed company. During the year ended December 31, 2012, the Committee met on six occasions. For more information in relation to the determination of which of our directors are considered independent under the Marketplace Rules of the Nasdaq Stock Market, refer to the section above titled “Corporate Governance”.

The Board has determined that each of Mr. Denis Hanley and Dr. Jane Wilson qualify as an “audit committee financial expert”, as defined under the rules and regulations of the Securities and Exchange Commission.

Report of the Audit and Compliance Committee

The Audit and Compliance Committee’s primary role is to assist the Board of Directors in fulfilling its responsibility for oversight of the Company’s financial and accounting operations.

In discharging its responsibility for oversight of the audit process, the Committee obtained from the independent auditor, PricewaterhouseCoopers, the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board describing any relationships between the auditor and the Company that might bear on the auditor’s independence consistent with the Independent Standards Board Rule 3526, “Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board” (“PCAOB”) and discussed with the auditor any relationships that might impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence.

The Committee discussed and reviewed with the independent auditor the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit and Compliance Committees”, as amended, and discussed and reviewed the results of the independent auditor’s examination of the financial statements for the fiscal year ended December 31, 2012.

The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2012, with management and the independent auditor. Management has the responsibility for preparation of the Company’s financial statements and the independent auditor has the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditor, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

By the Audit and Compliance Committee:

Jane Wilson (chairman)

Colin Adam

Denis Hanley

Remuneration and Nomination Committee

The current members of the Remuneration and Nomination Committee are Mr. Andrew Denver, Mr. Marshall Heinberg and Mr. Andrew Jane (chairman). The Remuneration and Nomination Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The Board has determined that Mr. Denver, Mr. Heinberg and Mr. Jane meet the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market. Mr. Denver is a director of a company which holds a substantial interest in the Company’s securities and therefore may not be considered independent for the purposes of the ASX Guidelines. Until December 2012, Mr Jane was a Partner of CM Capital Investments Pty Ltd which holds a substantial interest in the Company’s securities. Mr. Jane is now managing director of Talu Ventures Pty Ltd which provides services to CM Capital Investments Pty Ltd. Mr. Jane remains a member of CM Capital Investments Pty Ltd’s investment committee for the CM Capital Venture Trust No. 3 and CM Capital 3A, which have a substantial beneficial interest in the Company’s securities. As a result, Mr. Jane may not be considered independent for the purposes of ASX Guidelines. The primary functions of the Remuneration and Nomination Committee are to develop and facilitate a process for Board and Director evaluation, assess the availability of Board candidates, make specific recommendations to the Board on remuneration and incentive plans for Directors and senior management, advise the Board on the recruitment, retention and termination policies for senior management and undertake a review of the Chief Executive Officer’s performance, at least annually, including recommending to the Board the Chief Executive Officer’s goals for the coming year and reviewing progress in achieving those goals. The Committee does not have any express right to delegate its authority but may do so on special authority from the Board. The Remuneration and Nomination Committee met on four occasions during the year ended December 31, 2012.

If necessary, the Remuneration and Nomination Committee may utilize a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Consideration is given to professional and technical experience of potential nominees including industry and market knowledge, education and skills. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. The Remuneration and Nomination Committee will consider recommendations from any reasonable source, including director nominees recommended by stockholders. Stockholders wishing to suggest potential nominees can do so by contacting the Company Secretary. In assessing the qualifications of potential nominees, the Remuneration and Nomination Committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third party reference checks and on such other diligence information as is reasonably available.

Nominations of persons for election to our Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors in accordance with the requirements of our amended and restated certificate of incorporation and amended and restated by-laws. Stockholders wishing to appoint a director must give timely notice thereof in proper written form. To be timely, a stockholder’s notice in the form required by our amended and restated certificate of incorporation and by-laws must be delivered to or mailed and received at our principal executive offices: (a) in the case of an annual meeting, not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is given; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is given.

“See also “Other Matters — 2014 Stockholder Proposals”

Director Selection Process

As discussed above, we maintain a standing Remuneration and Nomination Committee that is responsible for assembling a group of nominees that, taken together, have the background, experience, qualifications, attributes and skills appropriate for functioning as a board. The Remuneration and Nomination Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. The Remuneration and Nomination Committee looks for certain characteristics common to all Board members, including strong professional reputation, integrity, record of achievement and the ability and commitment to devote sufficient time and energy to the Board. The Remuneration and Nomination Committee seeks to nominate candidates who bring diverse backgrounds, skills, experience and perspectives to the Board. Diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, and the Company is in the process of developing a formal policy relating to diversity. Additionally, the Remuneration and Nomination Committee seeks to include at least one member who qualifies as an “audit committee financial expert.”

Compensation Committee Interlocks and Insider Participation

The current members of the Remuneration and Nomination Committee are Mr. Marshall Heinberg, Mr. Andrew Denver and Mr. Andrew Jane (chairman). Prior to the establishment of our Remuneration and Nomination Committee in 2007, our Board of Directors was responsible for determining executive remuneration. None of our executive officers or employees other than the Chief Executive Officer participated in deliberation with respect to executive officer compensation.

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. Other than acting as directors, none of the members of our compensation committee, with the exception of Mr. Andrew Denver, have been an officer or employee of us or one of our subsidiaries. Mr. Denver, a member of the compensation committee, was our and our subsidiary’s interim Chief Executive Officer from September 2010 to May 2011.

For more information on the Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” and “Compensation of Directors.”

Compensation of Directors

The following table provides information about the compensation of our non-executive directors for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash A$	Aggregate Grant Date Fair Value of Stock Awards A$	Aggregate Grant Date Fair Value of Option Awards A$	Non-Equity Incentive Plan Compensation A$	Change in Pension Value and Non-qualified Deferred Compensation Earnings A$	All Other Compensation(1) A$	Total A$

Andrew Denver	155,000	—	—	—	—	13,950	168,950
Dr Colin Adam	55,000	—	—	—	—	4,950	59,950
Denis Hanley	55,000	—	—	—	—	4,950	59,950
Marshall Heinberg	55,000	—	—	—	—	413	55,413
Andrew Jane	60,000	—	—	—	—	—	60,000
Dr Elizabeth (Jane) Wilson	60,000	—	—	—	—	5,400	65,400

(1)	Represents compulsory superannuation payment of 9% of base pay. Andrew Jane does not receive superannuation as his directors fees are invoiced by and paid to his employer. Marshall Heinberg is not a resident for Australian tax purposes and therefore only receives superannuation when he attends meetings held in Australia.

Our Remuneration and Nomination Committee makes recommendations to the Board of Directors with respect to the remuneration and benefits provided to directors and executive officers. The Board of Directors then determines what levels of director remuneration and benefits are appropriate. Pursuant to the ASX Listing Rules, our stockholders have approved an aggregate remuneration pool available to non-executive directors of A$700,000 per annum. The annual remuneration payable to our non-executive directors is currently comprised of:

•	a base fee of A$150,000 per annum for the chairman and A$50,000 for other non-executive directors;

•	an additional fee for directors serving on sub-committees, currently A$5,000 per annum and an additional A$5,000 for each chairman of such sub-committee; and

•

statutory superannuation for the independent non-executive directors, which is currently 9% of the base fee (other than Mr. Jane who does not receive superannuation as his directors fees are invoiced by and paid to his employer and Mr. Heinberg, who being a non-resident for Australian tax purposes, only receives superannuation when he attends meetings held in Australia).

In addition, a director may be paid all traveling and other expenses properly incurred in attending meetings of directors or committees or stockholder meetings or otherwise in connection with the execution of his or her duties.

Code of Ethics

We have adopted a Code of Ethics for our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on our website at www.universalbiosensors.com. We intend to satisfy any disclosure requirement under item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for our Chief Executive Officer and Chief Financial Officer, by posting such information on our website at www.universalbiosensors.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Principles used to determine the nature and amount of remuneration

The objective of our executive reward framework is to ensure the reward for performance is competitive and appropriate for the results delivered. The framework aligns executive reward with achievement of strategic objectives and the creation of value for stockholders and conforms to market best practice for delivery of reward. Our performance depends upon the quality of our directors and executives. In order to attract, motivate and retain highly skilled directors and executives, we utilize the following principles in our remuneration framework:

•	provide competitive remuneration to attract, motivate and retain high caliber directors and executives with appropriate skills and experience;

•	remunerate with a mix of short and long term components;

•	remunerate executives according to individual performance and pre-determined benchmarks through cash bonuses; and

•	link executive remuneration to stockholder value through options.

The Remuneration and Nomination Committee has processes in place to review the performance of the Board of Directors and our senior executives. Our Remuneration and Nomination Committee takes into consideration elements such as the following in setting compensation policies:

•

peer group comparisons with our financial performance (peer group comparison refers to comparing the practices of peers, and selecting those we believe are most suitable for the Company. The Company uses data available in the public domain, such as annual reports, for such companies in a similar industry to benchmark our policies);

•	regulatory requirements;

•	rate of employee turnover;

•	content and effectiveness of our employee training;

•	results of any employee surveys; and

•	ability to retain and attract new employees.

Corporate performance is also taken into account in setting compensation policies and making compensation decisions.

Our executive remuneration comprises of separate and distinct components. The framework provides a mix of fixed pay and a blend of short and long-term incentives. As executives gain seniority with the group, the balance of this mix shifts to a higher proportion of “at risk” rewards such as bonuses and employee options. The executive remuneration framework currently has four components:

•	base pay;

•	short-term performance incentives in the form of cash bonuses;

•

long-term incentives through participation in our employee stock option plan (“Employee Option Plan”), including through the use of market price employee stock options and zero exercise price stock options; and

•	statutory superannuation.

The combination of these comprises the executive’s total remuneration.

Base pay and cash bonuses are paid in cash. Options, which constitute the current form of long-term equity incentive, take the form of options granted under the Employee Option Plan. Executive remuneration has provided substantial grants of stock options in order to promote share ownership as a direct means of incentivizing our executive officers and aligning the interests of our executive officer’s with the interests of our stockholders.

Base pay

Executives are offered a base pay that comprises the fixed component of their remuneration. Base pay is structured as a total employment cost package, which may be delivered as a combination of cash and prescribed non-financial benefits at the executives’ discretion. Base pay is provided to meet competitive salary norms, with a goal of achieving salary levels competitive with those offered to executives by a comparison group of companies. A relevant understanding of salary levels for similarly situated executives can be achieved from the public domain including annual reports of similar companies and remuneration surveys that are conducted by several organizations. Base pay for senior executives is reviewed annually to ensure the executive’s pay is competitive with the market. An executive’s pay is also reviewed on promotion. There is no guaranteed base pay increase included in any senior executive’s contract. In setting base salaries, consideration is given to salary compensation of executive officers within our industry and the performance of the executive in the previous year. A grading system is used to assess the performance of the executives at year end. The grade is used as a guide to the percentage increase in salaries. The quantum of the percentage increase is set by the Remuneration and Nomination Committee following recommendations from management that take into account factors such as inflation, performance of the Company and industry comparisons (salary compensation of executive officers within our Company is compared to executive compensation within companies in a similar industry). This data is available from the public domain and includes annual reports and remuneration surveys. At this time, the Company does not use professional compensation consultants to review remuneration, although it does gain insight and feedback when it uses professional recruiters to identify candidates for new roles. It is the intention of the Remuneration and Nomination Committee to pay base salaries to our executive officers that is commensurate with their qualifications and demonstrated performance and that bring continuing and increasing value to our stockholders.

Short-term incentives — Cash bonuses

If an executive achieves pre-determined milestones as set by the Remuneration and Nomination Committee, a cash bonus, up to a maximum amount for each executive as set by the Remuneration and Nomination Committee, may be paid to the relevant executive. The Remuneration and Nomination Committee may also decide to pay discretionary bonuses to executives depending on their performance during the financial year. The cash bonuses are awarded for superior performance against short-term goals. We believe that paying such cash bonuses will:

•	promote the growth, profitability and expense control necessary to accomplish corporate strategic long-term plans;

•	encourage superior results by providing a meaningful incentive; and

•	support teamwork among employees.

If payable, cash bonuses are payable in the first quarter of each year. Each executive has a maximum potential cash bonus set by the Remuneration and Nomination Committee and determined depending on the accountabilities of the role and the impact on the organization.

Each year, the Remuneration and Nomination Committee considers the appropriate targets and key performance indicators to link short-term incentives and the level of payout if targets are met. This includes setting any maximum cash bonuses that may be paid to an executive, and minimum levels of performance to trigger payment of short-term incentives. The “targets and performance indicators” and “pre-determined milestones” are collectively referred to as key performance indicators (“KPIs”) which are set by the Remuneration and Nomination Committee for the executives each financial year. The KPIs are generally a combination of the following:

•	achieving budgets;

•	regulatory submissions of our products by a specified date;

•	managing risks;

•	reaching a certain stage of our product development by a specified date; and

•

achieving other key milestones for our products by a specified date including entering into strategic partnerships for the commercialization of our product and receiving regulatory clearance to sell our product.

The KPIs to be achieved by the executives have not been disclosed. Disclosure of the specific KPIs would require us to disclose market sensitive information, including key dates for our products and the product development stage of our products. Such disclosure would result in competitive harm to our business and that of our business partners.

For the year ended December 31, 2012, the KPIs linked to short-term incentives were based on group, departmental and personal objectives. The KPIs, which are challenging but not unattainable, require performance in achieving specific targets as well as other key, strategic non-financial measures linked to drivers of performance in future reporting periods.

The Remuneration and Nomination Committee is responsible for assessing whether the KPIs are met. To help make this assessment, the Remuneration and Nomination Committee receives detailed reports on performance from management.

The cash bonus payments may be adjusted up or down in line with under or over achievement against the target performance levels. This is at the discretion of the Remuneration and Nomination Committee.

Long-term incentives — Options and Restricted Shares

Our long term incentives primarily consist of stock option grants under our Employee Option Plan (“Employee Options”). The Employee Option Plan was adopted in 2004 and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant employee stock options to our employees. The total number of options that may be granted under the Employee Option Plan is the maximum amount permitted by law and the ASX Listing Rules and the limits imposed on our authorized capital in our amended and restated certificate of incorporation. The overall objective for the Employee Option Plan is to provide an equitable and competitive means to reward our executive and other officers for their contribution to our long-range success. Our goal is to meet the following objectives:

•	link each participant’s remuneration to our long-term success through the appreciation of stock price;

•	align the interests of our officers with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns;

•	generally provide annual grants of options that are market competitive; and

•	improve our ability to attract and retain officers.

Historically, the Company has granted market price Employee Options to all of its employees. In 2009, the Company commenced granting zero priced employee options (“ZEPOs”) to its senior executive officers. The value of options granted is determined at the time of Board of Directors approval to grant and there is a direct relationship between the value of a stock option granted and the market price of our common stock. We believe that granting stock options is an effective method of motivating our executive and other officers to manage our business in a manner consistent with the interest of our stockholders. The Company may grant market priced options at the commencement of employment of senior executives to attract suitable candidates. The Company currently intends to grant ZEPOs to senior executive officers on a recurring basis. Because such grants allow for equity participation by senior executives and provide continuing incentives notwithstanding market downturns, the Company considers them to be a valuable tool for senior executive retention.

The grant of stock options to our officers is based primarily on their performance, title and base pay. Options granted since 2010 generally have a seven year term and vest in equal tranches over three years. Options granted prior to 2010 also vested over three years, however, they had a ten-year term. Our policies for allocating compensation between long-term incentives (primarily through the granting of options and some use of Restricted Shares) and currently paid out compensation (base pay and short-term incentives) is to achieve the goals set above. Currently, the allocation between long-term and short term incentives is determined by the Remuneration and Nomination Committee having regard to the seniority and experience of the employee.

Stock-option awards are generally granted annually to senior executives and officers in conjunction with the review of the performance of our executive and other officers.

Since 2009, we have also issued restricted shares to all employees under our Employee Share Plan (“Restricted Shares”). Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. All our employees are eligible for shares under the Employee Share Plan. The Company currently proposes to issue A$1,000 worth of restricted shares of common stock to each employee of the Company on a recurring basis, but no more frequently than annually. The restricted shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies. We believe that the granting of restricted shares is an effective method of motivating our employees in a manner consistent with the interest of our stockholders.

Other remuneration — Superannuation

As required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount up to nine percent of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Overview of the compensation process

The composition of compensation for our executive officers includes the following: base pay, cash bonus, stock-based awards and superannuation. The elements of executive compensation are discussed at the meetings of our Remuneration and Nomination Committee. During the end or beginning of each year, the Remuneration and Nomination Committee discusses the base salaries and cash bonus plans for the applicable year for our executive officers, and makes recommendations to the Board of Directors for its approval. The Board of Directors usually approves the base pays and cash bonus plan recommended by the Remuneration and Nomination Committee; though if it does not, it could ask the Remuneration and Nomination Committee to prepare revised recommendations. At or about the same time, the Remuneration and Nomination Committee, subject to the approval of the Board of Directors, grants stock-based awards to our executive and other officers. Under the Listing Rules of ASX, the grant of options or shares to directors as remuneration (who may or may not be executives) requires stockholder approval.

As part of the Remuneration and Nomination Committee’s process, the Chief Executive Officer meets with our Human Resources Manager and executive officers, and reviews the elements of each executive officer’s (excluding the Chief Executive Officer’s) compensation during the preceding years. The Human Resources Manager and the Chief Executive Officer liaise on compensation recommendations for each of our executive officers (excluding the Chief Executive Officer’s compensation). The Chief Executive Officer then presents their recommendations to the Remuneration and Nomination Committee. The Chairman of the Remuneration and Nomination Committee may liaise with the Human Resources Manager whilst reviewing the Chief Executive Officer’s compensation. Our executive officers are not present when our Human Resources Manager makes her recommendations or during the Remuneration and Nomination Committee’s deliberations on the compensation of our executive officers.

Additionally, we will seek an advisory vote in relation to compensation from stockholders every year, which we believe will be the most effective means for conducting and responding to such an advisory vote. The Board will consider the outcome of each such stockholders advisory vote.

Compensation Committee Report

The Remuneration and Nomination Committee has reviewed and discussed the information described under the caption “Compensation Discussion and Analysis” with members of management. Based on this review and discussion with management, the Remuneration and Nomination Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Remuneration and Nomination Committee

Mr. Andrew Jane (chairman)

Mr. Andrew Denver

Mr. Marshall Heinberg

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of section 18 of the Exchange Act. In addition, this report shall not be deemed incorporated by reference into any prior or subsequent filing by us under U.S. federal securities laws, except to the extent that we specifically incorporate it by reference into a document filed by us under U.S. federal securities laws.

Summary Compensation Table

Our named executives are all employed by our wholly owned subsidiary, Universal Biosensors Pty Ltd.

Name and Principal Position	Year	Salary A$	Bonus(1) A$	Aggregate Grant Date Fair Value of Stock Awards(2) A$		Aggregate Grant Date Fair Value of Option Awards(3) A$		All Other Compensation(4) A$	Total A$
Paul Wright	2012	414,997	22,047	—		—		37,350	474,394
Managing Director/Chief Executive Officer(5)	2011	334,869	37,500	—	(6)	1,909,000	(6)	33,513	2,314,882

Salesh Balak	2012	313,498	21,945	1,000		27,250		28,215	391,908
Chief Financial Officer	2011	299,998	22,500	999		22,250		29,025	374,772
	2010	243,223	36,484	999		39,500		25,174	345,380
Alastair Hodges	2012	326,556	26,125	1,000		27,250		29,390	410,321
Chief Scientist	2011	312,493	23,437	999		22,250		30,234	389,413
	2010	293,421	29,342	999		39,500		29,049	392,311
Garry Chambers	2012	326,556	29,390	1,000		27,250		29,390	413,586
Vice President, Operations	2011	312,493	23,437	999		22,250		30,234	389,413
	2010	293,421	38,145	999		39,500		29,841	401,906
Adrian Oates	2012	317,485	28,574	1,000		27,250		28,574	402,883
Vice President, Quality and Regulatory	2011	303,812	30,381	999		22,250		30,077	387,520
	2010	285,270	39,938	999		39,500		29,268	394,975

(1)	Amounts reported in this column represent the cash annual incentive award for performance under our annual incentive plan. Our cash annual incentive award for 2012 performance is yet to be approved by our Board of Directors. The level of bonuses varies from year to year and is dependent on the KPIs achieved by the executives.

(2)	In accordance with ASC 718, the fair value of the stock awards has been calculated as the closing price of the Company’s common stock on ASX on the day on which the employee stock awards were granted.

(3)	In accordance with ASC 718, the fair value of the option grants was estimated on the date of each grant using the Trinomial Lattice model.

(4)	Represents the superannuation payment of 9% of base pay.

(5)	Mr. Wright was appointed as a director of the Company on March 1, 2011. No directors’ fees are payable to Mr. Wright in addition to his executive remuneration set out above.

(6)	On November 13, 2012, our Board approved the grant of 917 Restricted Shares and 37,500 ZEPOs to Mr. Paul Wright, subject to the receipt of stockholder approval. The fair value of the Restricted Shares and the ZEPOs as at the Board approved grant date are A$1,000 and A$40,875, respectively. These amounts have not been included in the table above.

Mr. Denver was interim Chief Executive Officer of the Company from September 2010 to May 2011. During this period no directors’ fees were payable to Mr. Denver in addition to his executive remuneration. The following shows the executive remuneration received by Mr. Denver from September 2010 to May 2011:

Year	Salary A$	Bonus A$	Aggregate Grant Date Fair Value of Stock Awards A$	Aggregate Grant Date Fair Value of Option Awards A$	All Other Compensation(1) A$	Total A$
2011	173,334	—	—	—	15,601	188,935

(1)	Represents the superannuation payment of 9% of base pay.

Grants of Plan-Based Awards During 2012

The following table provides information regarding the plan-based awards that we made to the named executive officers during the year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) #	All Other Option Awards: Number of Securities Underlying Options(2) #	Exercise or Base Price of Option Awards (A$/Sh)	Grant Date Fair Value of Stock and Option/ SAR Awards(3) A$
		Threshold A$	Target Grant A$	Maximum A$	Threshold #	Target #	Maximum #
Paul Wright(4)	—	—	—	—	—	—	—	—	—	—	—
Salesh Balak	11/13/2012	—	—	—	—	—	—	917	25,000	1.09	1.09
Alastair Hodges	11/13/2012	—	—	—	—	—	—	917	25,000	1.09	1.09
Garry Chambers	11/13/2012	—	—	—	—	—	—	917	25,000	1.09	1.09
Adrian Oates	11/13/2012	—	—	—	—	—	—	917	25,000	1.09	1.09

(1)	The restricted fully paid shares of our common stock were awarded to the named executives under the Employee Share Plan. The Restricted Shares are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date an employee ceases to be an employee of the Company or any of its associated group of companies.

(2)	The stock option awards shown in the table above are stock options that were awarded to the named executive officers as per the grant date indicated. All options granted to employees in 2012 vest in three equal tranches over three years with the first tranche vesting on December 31, 2013, the second tranche vesting on December 31, 2014 and the third tranche vesting on December 31, 2015.

While an executive is an employee of the Company, shares issued to executives on exercise of their employee options are not able to be traded for a period up to four years from the grant date following which time the Board of Directors (or its delegate) must grant approval to trade, which may be granted or withheld at its sole discretion, for the shares to be traded. The shares become immediately tradable if the Company’s executive ceases to be an employee of the Company and its associated group of companies.

(3)	The fair value of the option grants were estimated on the date of each grant using the Trinomial Lattice model.

(4)	Mr. Wright was appointed as a director of the Company on March 1, 2011. On November 13, 2012, our Board approved the grant of 917 Restricted Shares and 37,500 ZEPOs to Mr. Paul Wright, subject to the receipt of stockholder approval. These amounts have not been included in the table above. The Restricted Shares and the ZEPOs granted to Mr. Paul Wright, subject to the receipt of stockholder approval, were issued on the same terms and conditions as the grant of the same to the executive officers of the Company.

Narrative disclosure to summary compensation table and grants

Cash Bonuses

The Chief Executive Officer is entitled to a maximum cash bonus equivalent to 25% of his base salary. The other executives are entitled to a maximum cash bonus equivalent to 20% of their base salary. The cash bonus component was arrived at after comparing them to peer groups. If a named executive achieves pre-determined milestones set by the Remuneration and Nomination Committee, a cash bonus, up to a maximum amount for each executive as set by the Remuneration and Nomination Committee, may be paid to the relevant executive. In 2012, named executives each generally had up to five KPIs each of which had a percentage indicative weighing against the potential bonus. Specific KPIs for 2012 are not disclosed as they would require us to disclose market sensitive information. For the year ended December 31, 2012, the KPIs linked to short-term incentives were based on group, departmental and personal objectives.

Employee Option Plan

The Employee Option Plan was adopted by the Board of Directors in 2004 and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant stock options to our employees. The number of employee options able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. The ASX Listing Rules generally prohibit companies whose securities are quoted on the ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval. Broadly speaking, options are issued to staff under two categories — options to new staff and options to existing staff (recurring options). Options to new staff are generally granted within the year they commence employment and are typically market price Employee Options. Recurring options are issued based on the events that transpired during the year. The recurring options granted to employees in 2012 were granted on the basis described in this section. The number of options to be granted as part of a recurring grant of options is determined within salary bands. Additional options may be granted at other times upon the achievement of predetermined key performance indicators. The Company currently intends to grant ZEPOs to senior executives of the Company on a recurring basis. Other senior employees are expected to be granted market price Employee Options on a recurring basis.

When exercisable, each option is convertible into one share of common stock at an exercise price determined on the date of grant. The exercise price is determined by the Board at the time of approval of grant. The exercise price of all market price options since 2009 has been calculated as the closing price of the Company’s common stock on ASX on the day on which the employee options were granted. The exercise price of all market price options up to 2009 have historically been calculated as the average closing price of the Company’s common stock on the ASX on the five days on which the Company’s common stock has traded prior to the approval of grant. The Company has also granted certain options with a zero exercise price. The contractual life of each option granted is between seven and ten years. No option holder has any right under the option to participate in any other issues of shares of our common stock or any other entity without first having exercised the options. Any exercise conditions must be satisfied before the options vest and become capable of exercise. To date, other than with respect to the “sign on” options granted to Paul Wright in 2011, options have been subject to time based vesting over either three or four years (depending on the year in which they were granted). Exercise conditions are determined by the Board at the time of grant of the options. This determination would typically follow a recommendation from the Remuneration and Nomination Committee. To date, we have not extended or undertaken any other modifications to outstanding options. In 2007, the exercise price of all employee options on issue at that time were adjusted in accordance with a formula set out in the ASX Listing Rules as a result of a renounceable rights issue capital raising undertaken by the Company. The Company has not otherwise repriced any of its options. The options lapse on such date determined by the Board at the time of grant or earlier in accordance with the Employee Option Plan. Options may be subject to adjustment in the event of a stock split, stock dividend, consolidation or other change in the structure of our capitalization. Options carry no dividend or voting rights. With respect to options granted to named executives after 2009, the shares issued to those executives on exercise of their employee options are not able to be traded for a period up to four years from the grant date following which time the Board of Directors (or its delegate) must grant approval to trade, which may be granted or withheld at its sole discretion, for the shares to be traded. The shares become immediately tradable if the named executive ceases to be an employee of the Company and its associated group of companies.

Employee Share Plan

Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. All our employees are eligible for shares under the Employee Share Plan. The Company currently proposes to issue A$1,000 worth of Restricted Shares to all eligible employees of the Company on a recurring basis, but no more frequently than annually. The Restricted Shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies.

Executive Service Agreements

Remuneration and other terms of employment for the executive officers are formalized in executive service agreements. The terms and conditions of each of the employment agreements with our executive officers who continued to serve at December 31, 2012 are substantially similar, a summary of which is set out below:

•	the executive must devote his time and attention exclusively to our business and affairs and the business and affairs of Universal Biosensors Pty Ltd, unless otherwise approved by the Company;

•	the executive is bound by customary confidentiality, intellectual property assignment and non-competition clauses;

•	the executive’s salary is to be reviewed on an annual basis;

•

the executive may be entitled to a discretionary cash bonus or be granted stock options under the Employee Option Plan as recommended by the Remuneration and Nomination Committee and determined by our Board of Directors from time to time;

•	each party has the right to terminate the agreement by giving three months notice to the other party or, in the case of Mr. Wright’s agreement, with six months notice;

•

we may also terminate the agreement, at any time with reasonable notice, with immediate effect for cause, for default by the executive in the performance of the executive’s responsibilities or the discharge of the executive’s duties, for fraudulent or dishonest conduct by the executive or intemperate use of alcohol or drugs by the executive or conviction of the executive for the commission of a felony or willful or intentional injury to our business or affairs; and

•

each agreement, with the exception of the agreement with Dr. Oates, Dr. Davis and Mr. Wright, will terminate automatically on a date specified in the executive employment agreement unless extended by us from time to time. If the parties whose contracts have fixed end dates do not expressly extend the agreement, the executive’s employment will automatically extend for a further 12 months on the same terms. Dr. Oates’ and Mr. Wright’s agreement does not have a specific end date and terminates with notice in accordance with its terms.

Subject to applicable law, other than payments during the notice period and any outstanding annual leave and long service leave entitlements, no additional payments are payable on termination or change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2012 regarding equity awards, including unexercised stock options that had not vested, for each of the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (A$)	Option Expiration Date
Paul Wright(1)	1,433,332	466,668	400,000	1.38	February 23, 2018
Salesh Balak(2)	208,000	—	—	1.18	March 22, 2017
	100,000	—	—	0.89	March 16, 2018
	35,000	38,334	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	8,333	8,334	—	—	November 10, 2017
	8,333	16,667	—	—	November 17, 2018
	—	25,000	—	—	November 12, 2019
Alastair Hodges(3)	768,448	—	—	0.30	December 30, 2013
	36,248	—	—	0.35	December 31, 2015
	36,000	—	—	1.18	March 22, 2017
	100,000	—	—	0.89	March 16, 2018
	16,667	—	—	—	May 14, 2019
	66,666	38,334	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	16,666	8,334	—	—	November 10, 2017
	8,333	16,667	—	—	November 17, 2018
	—	25,000	—	—	November 12, 2019
Garry Chambers(4)	576,336	—	—	0.30	December 30, 2013
	36,248	—	—	0.35	December 31, 2015
	36,000	—	—	1.18	March 22, 2017
	100,000	—	—	0.89	March 16, 2018
	16,667	—	—	—	May 14, 2019
	66,666	38,334	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	16,666	8,334	—	—	November 10, 2017
	8,333	16,667	—	—	November 17, 2018
	—	25,000	—	—	November 12, 2019
Adrian Oates(5)	400,000	—	—	1.20	September 18, 2017
	16,667	—	—	—	May 14, 2019
	66,666	38,334	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	16,666	8,334	—	—	November 10, 2017
	8,333	16,667	—	—	November 17, 2018
	—	25,000	—	—	November 12, 2019
Fred Davis(6)	58,333	116,667	—	0.89	November 17, 2018
	—	25,000	—	—	November 12, 2019

(1)	On November 13, 2012, our Board approved the grant of 37,500 ZEPOs to Mr. Paul Wright, subject to the receipt of stockholder approval, which approval is being sought at the General Meeting of stockholders on May 16, 2013. These amounts have not been included in the table above. Of the options expiring on February 23, 2018:

a.	500,000 options vested on September 9, 2011 when the Company entered into a Collaboration Agreement with Siemens Healthcare Diagnostics, Inc.

b.	1,400,000 of the employee options will vest in equal tranches over three years subject to continued employment at the time of vesting. The first tranche vested on December 31, 2011, the second tranche vested on December 31, 2012 and the third tranche vests on December 31, 2013.

c.	400,000 options will vest upon CE marking or first regulatory approval in the United States of the final test described in the Collaboration Agreement with Siemens Healthcare Diagnostics, Inc., subject to Mr. Wright’s continued employment at that time.

(2)	a.	Of the options expiring on March 22, 2017, the options vested and became exercisable in three equal tranches on December 31, 2007, 2008 and 2009.

b.	Of the options expiring on March 16, 2018, the options vested and became exercisable in three equal tranches on December 31, 2008, 2009 and 2010.

c.	Of the options expiring on June 28, 2019, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vest and become exercisable on December 31, 2013 and 13,334 options vest and become exercisable on December 31, 2014.

d.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

e.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2012 whilst 8,334 options vest and become exercisable on December 31, 2013.

f.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012, 8,333 options vest and become exercisable on December 31, 2013, and 8,334 options vest and become exercisable on December 31, 2014.

g.	Of the options expiring on November 12, 2019, the options vest and become exercisable in three equal tranches on December 31, 2013, 2014 and 2015.

(3)	a.	Of the options expiring on December 30, 2013, the options vested and became exercisable in three equal tranches on December 31, 2004, 2005 and 2006.

b.	Of the options expiring on December 31, 2015, the options vested and became exercisable in three tranches on January 1, 2007, 2008 and 2009.

c.	Of the options expiring on March 22, 2017, the options vested and became exercisable in three equal tranches on December 31, 2007, 2008 and 2009.

d.	Of the options expiring on March 16, 2018, the options vested and became exercisable in three equal tranches on December 31, 2008, 2009 and 2010.

e.	Of the options expiring on May 14, 2019, 8,333 options vested and became exercisable on December 31, 2010 and the remaining stock options of 8,334 vested and became exercisable on December 31, 2011.

f.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vest and become exercisable on December 31, 2013 and 13,334 options vest and become exercisable on December 31, 2014.

g.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

h.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2011, 8,333 options vested and became exercisable on December 31, 2012 whilst 8,334 options vest and become exercisable on December 31, 2013.

i.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012, 8,333 options vest and become exercisable on December 31, 2013 and 8,334 vest and become exercisable on December 31, 2014.

j.	Of the options expiring on November 12, 2019, the options vest and become exercisable in three equal tranches on December 31, 2013, 2014 and 2015.

(4)	a.	Of the options expiring on December 30, 2013, the options vested and became exercisable in three equal tranches on December 31, 2004, 2005 and 2006.

b.	Of the options expiring on December 31, 2015, the options vested and became exercisable in three equal tranches on January 1, 2007, 2008 and 2009.

c.	Of the options expiring on March 22, 2017, the options vested and became exercisable in three equal tranches on December 31, 2007, 2008 and 2009.

d.	Of the options expiring on March 16, 2018, the options vested and became exercisable in three equal tranches on December 31, 2008, 2009 and 2010.

e.	Of the options expiring on May 14, 2019, 8,333 options vested and became exercisable on December 31, 2010 and the remaining stock options of 8,334 vested and became exercisable on December 31, 2011.

f.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vest and become exercisable on December 31, 2013 and 13,334 options vest and become exercisable on December 31, 2014.

g.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

h.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2011, 8,333 options vested and became exercisable on December 31, 2012 whilst 8,334 options vest and become exercisable on December 31, 2013.

i.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012, 8,333 options vest and become exercisable on December 31, 2013 and 8,334 vest and become exercisable on December 31, 2014.

j.	Of the options expiring on November 12, 2019, the options vest and become exercisable in three equal tranches on December 31, 2013, 2014 and 2015.

(5)	a.	Of the options expiring on September 18, 2017, the options vested and became exercisable in three equal tranches on June 30, 2008, 2009 and 2010.

b.	Of the options expiring on May 14, 2019, 8,334 options vested and became exercisable on December 31, 2010 and the remaining stock options of 8,333 vested and became exercisable on December 31, 2011.

c.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vest and become exercisable on December 31, 2013 and 13,334 options vest and become exercisable on December 31, 2014.

d.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

e.	Of the options expiring on November 10, 2017, 8,333 options vested and became exercisable on December 31, 2011, 8,333 options vested and became exercisable on December 31, 2012 whilst 8,334 options vest and become exercisable on December 31, 2013.

f.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012, 8,333 options vest and become exercisable on December 31, 2013 and 8,334 options vest and become exercisable on December 31, 2014.

k.	Of the options expiring on November 12, 2019, the options vest and become exercisable in three equal tranches on December 31, 2013, 2014 and 2015.

(6)	a.

Of the options expiring on November 17, 2018, 58,333 options vested and became exercisable on December 31, 2012, 58,333 options vest and become exercisable on December 31, 2013 and 58,334 options vest and become exercisable on December 31, 2014.

b.	Of the options expiring on November 12, 2019, the options vest and become exercisable in three equal tranches on December 31, 2013, 2014 and 2015.

Option Exercises and Stock Vested

The following table provides information during fiscal year 2012 regarding exercises of stock options, SARs or similar instruments, or vesting of stock, including restricted stock, restricted stock units or similar instruments, by any named executive officer.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (A$)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (A$)
Paul Wright(1)	—	—	—	—
Salesh Balak	38,332	23,766	917	1,000
Alastair Hodges	—	—	917	1,000
Garry Chambers	—	—	917	1,000
Adrian Oates	—	—	917	1,000
Fred Davis	—		917	1,000

(1)	On November 13, 2012, our Board approved the grant of 917 Restricted Shares to Mr. Paul Wright, subject to the receipt of stockholder approval, which approval is being sought at the General Meeting of stockholders on May 16, 2013. These amounts have not been included in the table above.

Consideration of Results of Prior Year Shareholder “Say-on-Pay” Vote

Approximately 99% of our shareholders who cast votes, voted in favor of the compensation paid to our named executive officers for 2011. Accordingly, when developing our executive compensation program for 2012 and 2013, we considered the overall level of support and did not make any material changes to the structure of our compensation program.

Pension benefits

We do not provide pension benefits to our named executives. Instead, as required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount up to nine percent of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Potential payments upon Termination or Change-in-control

See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.”

Equity Compensation Plan Information

Set out below are details of the Employee Option Plan as at December 31, 2012.

Plan Category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (A$)	Number of Securities remaining for future issuance
Equity compensation plans approved by security holders	11,718,464	1.01	(1)
Equity compensation plans not approved by security holders(2)	38,417	0.00	(1)

Total	11,756,881	1.01

(1)	The number of employee options able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. The Listing Rules of ASX generally prohibits companies whose securities are quoted on ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval.

(2)	The grant of options and the issue of shares to any of our directors require stockholder approval. On November 13, 2012, our Board approved the grant of 37,500 ZEPOs and 917 restricted shares of common stock to our Executive Director/ Chief Executive Officer, Mr. Paul Wright. Shareholder approval for the grant of the ZEPOs and the issue of restricted shares to Mr. Paul Wright is being sought at the 2013 General Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Registered Public Accounting Firm

Our Audit & Compliance Committee has appointed PricewaterhouseCoopers, Australia as our independent public accountants for the fiscal year ended December 31, 2013. Representatives of PricewaterhouseCoopers, Australia will be present at the Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audit Fees

PricewaterhouseCoopers, Australia audited our financial statements for the year ended December 31, 2012.

	Year Ended December 31
	2012 A$	2011 A$
(a) Audit Fees
Annual Financial Statements	322,863	327,980
Form 10-Q	114,463	111,129

	437,326	439,109
(b) Audit-Related Fees
Government Grant Audit	—	9,500

	—	9,500
(c) Tax Fees
Tax Returns	26,498	34,000
Other tax Compliance and Advisory Services	37,727	74,740

	64,225	108,740

Total	501,551	557,349

Tax fees payable to PricewaterhouseCoopers, Australia and United States are in relation to the review and filing of our tax returns. They also include fees for tax advice we may have sought from time to time.

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit & Compliance Committee. For audit services, each year the independent accountant provides the Audit & Compliance Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year and the proposed fees, which must be formally accepted by the Committee before the audit commences. Any additional service proposed to be provided after the annual pre-approval process of audit services requires specific pre-approval by Audit & Compliance Committee. The Committee may delegate either general or specific pre-approval authority to any one of the Committee members or the Chief Financial Officer. The member or Chief Financial Officer to whom such authority is delegated must report any pre-approval decisions to the Committee at its next meeting. Accordingly, the Committee pre-approved all of the fees last year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information known to us regarding beneficial ownership of our shares of common stock as of February 15, 2013 by the following persons:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our executive officers;

•	our directors; and

•	our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days. Information with respect to beneficial ownership has been furnished to us by each director, executive officer and owner of 5% or more of our shares. Holders of our CDIs have beneficial ownership of an equivalent number of our shares. Unless otherwise indicated, to our knowledge, each holder of our CDIs possesses sole power to direct CDN how to vote and has investment power over the shares listed, except for shares owned jointly with that person’s spouse.

The table below lists applicable percentage ownership based on 173,959,863 shares of common stock outstanding as of February 15, 2013 and 9,264,906 options to purchase our shares that are exercisable as of February 15, 2013 and within 60 days of this date. Options to purchase our shares that are exercisable within 60 days of February 15, 2013 are deemed to be beneficially owned by the person holding these options for the purpose of computing percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other holder.

Unless otherwise indicated in the table below, the address for each of the persons listed in the table below is c/o Universal Biosensors, Inc., 1 Corporate Avenue, Rowville, Victoria 3178.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage of Class
Paul Wright	1,477,998	(2)	*
Salesh Balak	530,140	(3)	*
Garry Chambers	2,719,257	(4)	1.56%
Alastair Hodges Ph.D.	3,209,030	(5)	1.84%
Adrian Oates Ph. D.	611,585	(6)	*
Fred Davis Ph.D.	87,997	(7)	*
Andrew Denver	7,668,955	(8)	4.41%
Colin Adam Ph.D.	5,626,951	(9)	3.23%
Denis Hanley	7,303,994	(10)	4.20%
Andrew Jane	17,794,384	(11)	10.23%
Elizabeth Wilson	2,035,944	(12)	1.17%
Marshall Heinberg	—	(13)	*
Total Directors and Executives as a group (12 persons)	49,066,234		28.21%
National Nominees Limited(14)	14,177,314		8.15%
CM Capital Venture Trust No. 3(15)	17,794,384	(16)	10.23%
PFM Cornerstone Ltd(17)	11,281,283		6.48%
Aust Executor Trustees SA Ltd(18)	12,510,133		7.19%
BNP Paribas Noms Pty Ltd(19)	9,593,288		5.51%

*	Represents beneficial ownership of less than one percent of our outstanding ordinary shares.

(1)	Includes shares issuable pursuant to options exercisable as of February 15, 2013 and within 60 days of this date. The figures represent the amounts last notified to us unless otherwise stated. The relevant stockholders may have acquired or disposed of shares since the last notification that are not reflected.

(2)	Includes: (i) 44,666 shares held by a super fund on behalf of Mr. Wright; and (ii) 1,433,332 options exercisable as of February 15, 2013 and within 60 days of this date

(3)	Includes: (i) 67,802 shares in the form of CDIs Mr. Balak holds directly; (ii) 459,666 options exercisable as of February 15, 2013 and within 60 days of this date; and (iii) 2,672 restricted fully paid shares.

(4)	Includes: (i) 1,759,669 shares in the form of CDIs Mr. Chambers holds directly; (ii) 2,672 restricted fully paid shares ; and (iii) 956,916 employee options exercisable as of February 15, 2013 and within 60 days of this date.

(5)	Includes: (i) 2,057,330 shares in the form of CDIs Dr. Hodges holds directly; (ii) 2,672 restricted fully paid shares; and (iii) 1,149,028 employee options exercisable as of February 15, 2013 and within 60 days of this date.

(6)	Includes: (i) 581 shares in the form of CDIs Mr. Oates holds directly; (ii) 608,332 options exercisable as of February 15, 2013 and within 60 days of this date; and (iii) 2,672 restricted fully paid shares.

(7)	Includes: (i) 28,747 shares in the form of CDIs held by Mr. Davis spouse; (ii) 58,333 options exercisable as of February 15, 2013 and within 60 days of this date; and (iii) 917 restricted fully paid shares.

(8)	Includes: (i) 409,050 shares in the form of CDIs Mr. Denver holds directly; (ii) 4,662,768 shares in the form of CDIs held by The Principals Cornerstone Fund Pty Ltd on trust for Mr. Denver; (iii) 2,536,340 shares in the form of CDIs held by Andrew Denver & Linda Denver as trustees for the Denver Family Superannuation Fund of which Mr. Denver is a potential beneficiary; and (iv) 60,797 shares in the form of CDIs held by Mr. Denver’s spouse.

(9)	Includes: (i) 1,464,183 shares in the form of CDIs held by Colin Adam and Elizabeth Adam as trustees for the C&E Adam superfund of which Dr. Adam is a potential beneficiary; and (ii) 4,162,768 shares in the form of CDIs held by The Principals Cornerstone Fund Pty Ltd on trust for Dr. Adam.

(10)	Includes: (i) 1,913,230 shares in the form of CDIs which Mr. Hanley holds directly; (ii) 679,105 shares in the form of CDIs held by a superannuation fund of which Mr. Hanley is a potential beneficiary, (iii)48,889 shares in the form of CDIs held by a trust of which Mr. Hanley is a potential beneficiary; (iv) 4,662,770 shares held by The Principals Cornerstone Fund Pty Ltd on trust for Mr. Hanley.

(11)	Includes: (i) 14,286,272 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of CM Capital Venture Trust No.3; and (ii) 3,508,112 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of CM Capital 3A. Until December 2012, Mr. Jane was a Partner of CM Capital Investments Pty Ltd. Mr. Jane is now managing director of Talu Ventures Pty Ltd which provides services to CM Capital Investments Pty Ltd. Mr. Jane remains a member of CM Capital Investments Pty Ltd’s investment committee for the CM Capital Venture Trust No. 3 and CM Capital 3A. Mr. Jane disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest therein.

(12)	Includes: (i) 1,500,000 shares in the form of CDIs held by Warragai Investments Pty Ltd as trustee for the Monteith Trust of which Dr. Wilson is a director and a potential beneficiary; (ii) 35,944 shares in the form of CDIs held as trustee; and (iii) 500,000 shares in the form of CDIs held by Earlston Nominees Pty Ltd as trustee for the Steven Wilson Investment Trust of which Dr. Wilson is a director and a potential beneficiary.

(13)	Mr. Heinberg is a non-controlling shareholder of PFM Cornerstone Ltd, and does not have investment control. PFM Cornerstone Ltd holds 11,281,283 shares in the form of CDIs.

(14)	The address of National Nominees Limited is GPO Box 1406, Melbourne VIC 3000.

(15)	The address of CM Capital Investments Pty Ltd is Level 9, 545 Queen Street, Brisbane QLD 4000, Australia.

(16)	Includes (i) 14,286,272 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of the CM Capital Venture Trust No.3; and (ii) 3,508,112 shares in the form of CDIs held by CM Capital Investments Pty Ltd as trustee of CM Capital 3A.

(17)	The address of PFM Cornerstone Ltd is PO Box Q92 Queen Victoria Building NSW 1230, Australia. Each of Messrs. Denver and Hanley and Dr. Adam is a non-controlling shareholder, director and executive officer of PFM Cornerstone Ltd, none of whom has investment control. Mr. Heinberg is also a non-controlling shareholder of PFM Cornerstone Ltd, and does not have investment control.

(18)	The address of Aust Executor Trustees SA Ltd is Locked Bag 4010, QVB NSW 1230.

(19)	The address of BNP Paribas Noms Pty Ltd is PO Box R209, Royal Exchange NSW 1225.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Each of our executive officers is a party to an executive service agreement with us. See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.” In addition, we have entered into indemnification agreements with our directors and certain of our executive officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated by-laws.

In September 2011, we entered into a license agreement with SpeeDx Pty Ltd (“SpeeDx”) pursuant to which SpeeDx granted us a license in the field of molecular diagnostics. Under the agreement we make milestone payments totaling A$500,000 if certain specified targets are achieved and payments ranging from 5% to 15% of our sales and licensing revenues to SpeeDx. Messrs Denver and Jane are directors of the Company and SpeeDx Pty Ltd. PFM Cornerstone Limited, which holds approximately 7% of our shares and of which Messrs Denver and Hanley and Dr Adam are directors, holds approximately 34% of the issued shares in SpeeDx. Talu Ventures Pty Ltd, of which Mr. Jane is a director, is the fund manager for a fund which holds approximately 34% of the issued shares in SpeeDx.

Johnson and Johnson Development Corporation (a venture capital wholly owned subsidiary of Johnson & Johnson) beneficially held 14,915,400 shares in the Company as at December 31, 2011 which represented approximately 9.4% of the Company’s shares then. By way of statement on Schedule 13G dated February 7, 2013, Johnson and Johnson Development Corporation advised they no longer owned any shares in the Company. We have, however, disclosed the full year transactions with LifeScan. The following transactions occurred with LifeScan, Inc. during the 2012 fiscal year:

December, 31
2012 A$
Current Receivables — Owing by LifeScan
Sale of goods	666,390
Sale of services	1,616,498

2,282,888

Current Liabilities — Owing to LifeScan
Purchase of goods	122,267

Revenue from LifeScan
Revenue from products	19,368,745
Revenue from services	5,321,734

24,690,479

Johnson and Johnson Development Corporation and LifeScan, Inc. are both wholly owned subsidiaries of Johnson and Johnson.

Dr. Wilson is the spouse of Mr. Steven Wilson who is a substantial stockholder and officer of the parent company of Wilson HTM Corporate Finance Limited (“Wilson HTM”). On November 26, 2012, we placed 13,334,000 shares of common stock at A$0.90 per share, and raised an aggregate total of A$12,000,600 (before expenses of the offer) (“Placement”). Wilson HTM acted as Lead Manager and Bookrunner for the Placement. Veritas Securities Limited acted as Co-manager to the Placement. We paid Wilson HTM a management fee of A$180,009 and a selling fee of A$360,018 in connection with the Placement. In addition, we reimbursed Wilson HTM for certain of their outgoings, costs and expenses incurred in connection with the Placement. We raised A$11,460,573 net of management and selling fees paid to the Wilson HTM in the Placement.

On December 17, 2012 we completed a share purchase plan (“Share Purchase Plan”) offer to holders of our securities with a registered address in Australia or New Zealand and raised an aggregate total of A$1,163,442 (before expenses of the offer) by issuing 1,292,713 shares of common stock. Wilson HTM acted as Lead Manager for the Share Purchase Plan. We paid Wilson HTM a fee of A$17,452 in connection with managing the Share Purchase Plan. We raised A$1,145,990 net of fees paid to the Lead Manager in our Share Purchase Plan.

Related Party Transaction Policy and Procedure

Pursuant to our Bylaws, a majority of disinterested directors or stockholders will be required to independently consider and approve any material related party transactions involving our executive officers or directors. When considering related party proposals in the past, our Board has formed a sub-committee of disinterested directors to consider and approve the relevant related party proposals. Additionally, we will seek approval of stockholders in relation to any material related party transactions as may be required under the Listing Rules of ASX.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we believe that all filing requirements applicable to our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities were complied with in the financial year ended December 31, 2012 other than: (i) a delinquent Form 4 filed for Mr. Davis on August 27, 2012 reporting his beneficial ownership following the purchase of 5,371 shares of the Company’s common stock by his spouse on August 22, 2012; (ii) a delinquent Form 4 filed on December 28, 2012 for Dr. Wilson reporting her beneficial ownership following her acquisition of 4,444 shares of the Company’s common stock on December 18, 2012 pursuant to the Share Purchase Plan; (iii) a delinquent Form 4 filed on November 21, 2012 for each of Mr. Chambers and Mr. Balak reporting their respective beneficial ownership following the granting to each of them of options to acquire 25,000 shares of the Company’s common stock and 917 shares of restricted stock on November 13, 2012; (iv) a delinquent Form 4 filed on December 28, 2012 for Mr. Balak reporting his beneficial ownership following his acquisition on December 18, 2012 of 2,222 shares of the Company’s stock pursuant to the Share Purchase Plan; (v) a delinquent Form 4 filed on December 28, 2012 for Mr. Wright reporting his beneficial ownership following his acquisition of 16,666 shares of the Company’s common stock on December 18, 2012 pursuant to the Share Purchase Plan; (vi) a delinquent Form 4 filed on March 6, 2012 for Dr. Hodges reporting his beneficial ownership following his sale of 1,000,000 shares of the Company’s common stock on February 27, 2012; and (vii) a delinquent Form 4 filed on November 23, 2012 for each of Dr. Hodges, Mr. Oates and Mr. Davis reporting their respective beneficial ownership following the granting to each of them of options to acquire 25,000 shares of the Company’s common stock and 917 shares of restricted stock on November 13, 2012; and (viii) a delinquent Form 4 filed for Mr. Denver on January 8, 2013 reporting his beneficial ownership following the sale of 678,375 shares held by Mr. Denver to a family trust on May 15, 2012 and the sale of 676,153 shares of the Company’s common stock held by Mr. Denver’s spouse to the same family trust on May 16, 2012.

2014 Stockholder Proposals

Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2014 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, care of our Company Secretary. We must receive all submissions no later than December 3, 2013. We strongly encourage any stockholder interested in submitting a proposal to contact our Company Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Board reviews all stockholder proposals.

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2014 meeting for inclusion in our proxy statement under Rule 14a-8 but wants to bring any other business before a meeting of stockholders, or intends to nominate a person as a candidate for election to the Board directly (rather than through our Nominating and Corporate Governance Committee), the stockholder may submit the proposal or nomination to our Company Secretary between January 16, 2014 and February 15, 2014. However, if the date of the 2014 meeting is changed by more than 30 days from the anniversary of the 2013 meeting, our Company Secretary must receive the notice no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders must follow the procedures outlined in Sections 4.10 and/or 4.11 of Article IV of our Bylaws. We will not entertain any proposals or nominations at the annual meeting that do not comply with these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. Our Bylaws are posted on our Web site at www.universalbiosensors.com in the “Corporate Governance” section under “Investor information.” To make a submission or to request a copy of our Bylaws, stockholders should contact our Company Secretary.

Other Business

Management is not aware of any matters to be presented for action at the Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 1 Corporate Avenue, Rowville VIC 3178, Attention: Company Secretary (companysecretary@universalbiosensors.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the stockholder. The Company Secretary will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

AVAILABILITY OF FORM 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K, including our financial statements but excluding the exhibits to Form 10-K other than Exhibit 13. The Annual Report includes a list of the exhibits that were filed with the Form 10-K, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Company Secretary, Cameron Billingsley at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. You may also send an email to us at companysecretary@universalbiosensors.com. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s Annual Report on Form 10-K was mailed along with this Proxy Statement.

For directions to the Meeting, please call +61 (2) 8115 9805 or +61 (3) 9213 9000.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL [    ], 2013. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card. If you participate in householding and wish to receive a separate copy of this proxy statement or the 2012 Annual Report, please contact our Company Secretary, Cameron Billingsley, at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. You may also send an email to us at companysecretary@universalbiosensors.com. A separate copy of this proxy statement and the 2012 Annual Report will be delivered promptly upon request.

If any stockholders in your household wish to begin receiving separate Annual Reports and separate Proxy Statements, they may call our Company Secretary, Cameron Billingsley, at +612 8115 9801 or write us at 1 Corporate Avenue, Rowville VIC 3178. They may also send an email to us at companysecretary@universalbiosensors.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and Proxy Statements by calling or writing to the Company Secretary at 1 Corporate Avenue, Rowville VIC 3178 or by email at companysecretary@universalbiosensors.com.

BY ORDER OF THE BOARD OF DIRECTORS

Paul Wright

Chief Executive Officer

Universal Biosensors, Inc.

Universal Biosensors, Inc. ARBN 121 559 993 CDI Voting Instruction Form	Share Registry: Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Level 7, 207 Kent Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 9655

Barcoded CDI holder

Reference Number

Annual Meeting – May 16, 2013

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (“CDN”) may respond to a proxy solicitation on behalf of the Board of Directors of Universal Biosensors, Inc. (“Company”). The underlying shares represented by these Voting Instructions will be voted as specified by the undersigned. These Voting Instructions revoke any prior Voting Instructions given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld, the underlying shares represented by a signed CDI Voting Instruction Form will be voted for the election of the nominee as director, and unless otherwise specified, for proposal 2 and for proposal 3, even if the designated proxy appointed has an interest in the outcome of the resolutions. The underlying shares will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. You can give your voting instructions either online or by completing and returning this form.

TO GIVE YOUR VOTING INSTRUCTIONS ONLINE

STEP 1: VISIT www.boardroomlimited.com.au/vote/ubiagm2013 STEP 2: Enter your holding/Investment type STEP 3: Enter your SRN/HIN and VAC: <VAC NUMBER>

  Alternatively, please complete the following:

  I/We being a holder of CHESS Depositary Interests (“CDIs”) of the Company hereby instruct:

CDN to direct its designated proxy, (mark box with an “X” )	OR the following nominated proxy,

(Enter the name of the person you wish CDN to appoint: (If no nominated proxy is specified above, CDN will direct its designated proxy),

to vote the shares underlying my/our CDI holding at the annual meeting of the Company to be held at 10:00 am Australian Eastern Standard Time on May 16, 2013 at Level 12, 117 York Street, Sydney NSW 2000, Australia, and at any adjournment of that meeting in respect of the proposals outlined below.

Please mark with an X to indicate your directions.	For	Against	Abstain
Proposal 1
Re-election of Mr. Marshall Heinberg	☐	☐	☐
Proposal 2 Approval of Named Senior Executive Compensation	☐	☐	☐
Proposal 3 Approval of Grant of Securities to Mr. Paul Wright	☐	☐	☐

CDI Holders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 or proposal 3 has the effect of a vote AGAINST such proposal. By executing this CDI Voting Instruction Form the undersigned hereby authorizes CHESS Depository Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such other business as may properly come before the annual meeting. The undersigned acknowledges receipt with this CDI Voting Instruction Form of a copy of the Proxy Statement for the Company’s 2013 Annual Meeting that more fully describe the proposals set forth herein.

PLEASE SIGN HERE This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director/ Company Secretary	Director

Annual Meeting	Universal Biosensors, Inc.
CDI Voting Instruction Form	ARBN 121 559 993

INSTRUCTIONS FOR COMPLETING THIS FORM

1.	Your vote is important

Holders of CDIs have the right to attend stockholders’ meetings of the Company and to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares of common stock represented by their CDIs. If CDN does not receive a direction from a CDI holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the meeting for quorum purposes.

2.	Instructing CDN to direct your vote

Holders of CDIs who wish to direct CDN how to vote the underlying shares of common stock represented by their CDIs should: (i) vote online by following the instructions at: www.boardroomlimited.com.au/vote/ubiagm2013; or (ii) complete and return this CDI Voting Instruction Form to Boardroom Pty Limited or the Company.

3.	Instructing CDN to nominate a proxy

A holder of CDIs will be entitled to vote at the meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder.

4.	Signing Instructions

Each CDI holder must sign this form as follows in the spaces provided:

Individual:	Where the CDIs are held in one name, the registered CDI holder must sign in the signature box.

Joint Holding:	Where the CDIs are held in joint names, all of the registered CDI holders must sign in the signature boxes.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed CDI Voting Instruction Form.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.

5.	Lodgement of an Instruction Form

Holders of CDIs who are not attending the meeting must give their voting instructions online or return their duly executed Voting Instructions, via this CDI Voting Instruction Form, to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 16, 2013 in the manner set out below. Alternatively you may deliver your completed CDI Voting Instruction Form to us at the meeting. If you are entitled to provide voting instructions and you have submitted your instructions online or via a CDI Voting Instruction Form, you may revoke your instructions at any time before the meeting by delivering a written revocation to the Secretary of the Company or by delivering a duly executed proxy or CDI Voting Instruction Form bearing a later date.

Hand deliveries:	Boardroom Pty Limited
Level 7, 207 Kent Street
Sydney NSW 2000

Postal address:	Boardroom Pty Limited
GPO Box 3993
Sydney NSW 2001

Universal Biosensors, Inc.
1 Corporate Avenue
Rowville VIC 3178

Fax number:	Boardroom Pty Limited on +61 2 9290 9655
Universal Biosensors, Inc. on +61 3 9213 9099

Alternatively, give your voting instruction online at: www.boardroomlimited.com.au/vote/ubiagm2013

Universal Biosensors, Inc. ARBN 121 559 993 Proxy card Name & Address	Share Registry: Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Level 7, 207 Kent Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 0655

Appointment of Proxy

Your proxy is solicited by the Board of Directors of Universal Biosensors, Inc. (“Company”). Your shares will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. If no specific instructions are given, your shares will be voted for the election of the nominee as director and, unless otherwise specified, for proposal 2 and for proposal 3, even if the designated proxy appointed has an interest in the outcome of the resolutions. This proxy will be voted in the discretion of the proxies as to any other matter than may come before the Annual Meeting. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders if the beneficial owner of the shares has not given instructions.

To Vote Online

STEP 1: VISIT www.boardroomlimited.com.au/vote/ubiagm2013 STEP 2: Enter your holding/Investment type STEP 3: Enter your SRN/HIN and VAC: <VAC NUMBER>

Alternatively, please complete the following:

I/We being a stockholder of Universal Biosensors, Inc. and entitled to attend and vote appoint:

Write here the name of the person you are appointing as proxy (or failing him or her or if no proxy is specified, the Company Secretary of the Company).

as my/our proxy to vote for me/us and on my/our behalf in accordance with the following directions at the Annual Meeting to be held at 10:00 am Australian Eastern Standard Time on May 16, 2013 at Level 12, 117 York Street, Sydney NSW 2000, Australia, and at any adjournment of that meeting in respect of the resolutions outlined below.

This proxy card is to be used in respect of                                 (insert number) shares of common stock I/we hold. You may appoint more than one proxy. Please copy this form if you require multiple forms.

Voting directions to your proxy – please mark ☒ to indicate your directions

Please mark with an X to indicate your directions.	For	Against	Abstain
Proposal 1
Re-election of Mr. Marshall Heinberg	☐	☐	☐
Proposal 2 Approval of Named Senior Executive Compensation	☐	☐	☐
Proposal 3 Approval of Grant of Securities to Mr. Paul Wright	☐	☐	☐

Stockholders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 or proposal 3 has the effect of a vote AGAINST the relevant proposal.

The undersigned acknowledges receipt with this Proxy card of a copy of the Notice of Annual Meeting and Proxy Statement for the Company’s 2013 Annual Meeting that more fully describe the proposals set forth herein.

PLEASE SIGN HERE - This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director & Sole Company Secretary	Director

INSTRUCTIONS FOR COMPLETING PROXY CARD

Annual Meeting	Universal Biosensors, Inc.

Proxy card

SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual:	Where the holding is in one name, the holder must sign.

Joint Holding:	Where the holding is in more than one name, all of the shareholders should sign.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed Proxy card.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.

DELIVERY ADDRESSES

Duly executed proxy cards must be returned to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on May 16, 2013 in the manner set out below. Alternatively you may deliver your completed proxy card to us at the meeting.

Hand deliveries:	Boardroom Pty Limited
Level 7, 207 Kent Street
Sydney NSW 2000

Postal address:	Boardroom Pty Limited
GPO Box 3993
Sydney NSW 2001

Universal Biosensors, Inc.
1 Corporate Avenue
Rowville VIC 3178

Fax number:	Boardroom Pty Limited on +61 2 9290 9655
Universal Biosensors, Inc. on +61 3 9213 9099

Alternatively, vote online at: www.boardroomlimited.com.au/vote/ubiagm2013